                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

================================================================================

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                              TRAJEN HOLDINGS, INC.

                            THE STOCKHOLDERS THEREOF

                                       AND

                           MACQUARIE FBO HOLDINGS LLC

                                 APRIL 18, 2006

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

1.1     DEFINITIONS........................................................    1
1.2     CONSTRUCTION.......................................................    1

                                   ARTICLE II
                                PURCHASE AND SALE

2.1     PURCHASE AND SALE OF SHARES........................................    2
2.2     PURCHASE PRICE.....................................................    2
2.3     CLOSING............................................................    3
2.4     DELIVERIES AT CLOSING..............................................    3
2.5     POST-CLOSING PURCHASE PRICE PAYMENTS...............................    7
2.6     NET WORKING CAPITAL DETERMINATION..................................    8

                                   ARTICLE III
                                     ESCROW

3.1     ESCROW DEPOSIT.....................................................   10
3.2     DISBURSEMENTS......................................................   11

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

4.1     OWNERSHIP OF SHARES, WARRANTS AND OPTIONS..........................   12
4.2     ORGANIZATION; EXISTENCE AND GOOD STANDING..........................   12
4.3     AUTHORITY; ENFORCEABILITY..........................................   12
4.4     NO VIOLATIONS......................................................   13
4.5     LEGAL PROCEEDINGS..................................................   13
4.6     BROKER.............................................................   13

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

5.1     ORGANIZATION; EXISTENCE AND GOOD STANDING..........................   14
5.2     AUTHORITY; ENFORCEABILITY..........................................   14
5.3     CAPITALIZATION OF THE COMPANY......................................   14
5.4     SUBSIDIARIES.......................................................   15
5.5     NO VIOLATIONS......................................................   15
5.6     LEGAL REQUIREMENTS AND PERMITS.....................................   16
5.7     LEGAL PROCEEDINGS..................................................   16
5.8     ENVIRONMENTAL......................................................   16


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                                TABLE OF CONTENTS
                                        i

5.9     TAX MATTERS........................................................   17
5.10    FINANCIAL MATTERS..................................................   20
5.11    ABSENCE OF CERTAIN CHANGES.........................................   21
5.12    EMPLOYEE BENEFIT PLANS.............................................   23
5.13    EMPLOYEES; EMPLOYMENT MATTERS......................................   24
5.14    AGREEMENTS, CONTRACTS AND COMMITMENTS..............................   25
5.15    REAL PROPERTY......................................................   27
5.16    PERSONAL PROPERTY..................................................   29
5.17    INTELLECTUAL PROPERTY..............................................   29
5.18    INSURANCE..........................................................   29
5.19    BANK ACCOUNTS; POWERS OF ATTORNEY..................................   30
5.20    RELATED PARTY TRANSACTIONS.........................................   30
5.21    BROKER.............................................................   30

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1     ORGANIZATION; EXISTENCE AND GOOD STANDING..........................   30
6.2     AUTHORITY; ENFORCEABILITY..........................................   30
6.3     NO VIOLATIONS......................................................   31
6.4     LEGAL PROCEEDINGS..................................................   31
6.5     ACQUISITION AS INVESTMENT..........................................   31
6.6     FINANCING..........................................................   31
6.7     BROKER.............................................................   32

                                   ARTICLE VII
                         COVENANTS AND OTHER AGREEMENTS

7.1     COVENANTS REGARDING CONDUCT OF BUSINESS............................   32
7.2     ESTOPPELS; CONSENTS; HSR ACT.......................................   34
7.3     ACCESS AND ASSISTANCE..............................................   36
7.4     EMPLOYEE MATTERS...................................................   38
7.5     DISTRIBUTION OF NON-FBO ASSETS.....................................   39
7.6     REMEDIATION........................................................   39
7.7     PUBLIC ANNOUNCEMENTS...............................................   39
7.8     COMMERCIALLY REASONABLE EFFORTS....................................   40
7.9     RESTRICTIVE COVENANTS..............................................   40
7.10    NON-SOLICITATION...................................................   41
7.11    INDEMNIFICATION OF OFFICERS AND DIRECTORS..........................   41
7.12    RELEASE............................................................   42
7.13    NO SHOP............................................................   42
7.14    FCC LICENSES.......................................................   42
7.15    USE OF TRAJEN NAME.................................................   43


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                                TABLE OF CONTENTS
                                       ii

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

8.1     PURCHASER'S CLOSING CONDITIONS.....................................   43
8.2     SELLERS' CLOSING CONDITIONS........................................   45

                                   ARTICLE IX
                               TERMINATION RIGHTS

9.1     TERMINATION RIGHTS.................................................   45
9.2     EFFECT OF TERMINATION..............................................   46

                                    ARTICLE X
                                 INDEMNIFICATION

10.1    INDEMNIFICATION BY PURCHASER.......................................   47
10.2    INDEMNIFICATION BY SECURITYHOLDERS.................................   47
10.3    LIMITATIONS AND OTHER INDEMNITY CLAIM MATTERS......................   48
10.4    CALCULATION OF LOSSES..............................................   50
10.5    CLAIM PROCEDURES...................................................   50
10.6    NO RELIANCE........................................................   51
10.7    DISPUTE RESOLUTION.................................................   52

                                   ARTICLE XI
                                   [RESERVED.]

                                   ARTICLE XII
                                     GENERAL

12.1    ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS...........................   53
12.2    SPECIFIC PERFORMANCE...............................................   54
12.3    AMENDMENTS.........................................................   54
12.4    NOTICES............................................................   54
12.5    GOVERNING LAW......................................................   56
12.6    DISCLOSURE SCHEDULES...............................................   56
12.7    SEVERABILITY.......................................................   56
12.8    SELLER REPRESENTATIVE..............................................   56
12.9    TRANSACTION COSTS AND EXPENSES.....................................   57
12.10   WAIVER.............................................................   57
12.11   COUNTERPARTS.......................................................   58


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                                TABLE OF CONTENTS
                                       iii

EXHIBITS

Exhibit A            Definitions
Exhibit B            Form of Option Termination Agreement
Exhibit C            Form of Warrant Termination Agreement
Exhibit D            Form of Escrow Agreement
Exhibit E            Form of Opinion of the Company's Counsel
Exhibit F            Form of Opinion of Purchaser's Counsel
Exhibit G            Form of Airport Authority Estoppel Letter
Exhibit H            Additional Acquisition Letters

SCHEDULES

Schedule 1           Sellers/Securityholders, Ownership and Related Information
Schedule 2.4(a)      Borrowed Money Debt
Schedule 2.6         Working Capital Statement
Schedule 5.1         Organization; Existence and Good Standing
Schedule 5.3(c)      Voting Agreements, etc.
Schedule 5.4         Subsidiaries
Schedule 5.5         No Violations - Company
Schedule 5.6         Aircraft
Schedule 5.7         Legal Proceedings
Schedule 5.8(a)      Environmental
Schedule 5.8(c)      Environmental Permits
Schedule 5.9         Tax Matters
Schedule 5.10(a)     Financial Statements
Schedule 5.10(b)     GAAP Exceptions
Schedule 5.10(c)     Borrowed Money Debt
Schedule 5.10(e)     Non-FBO Assets
Schedule 5.11        Absence of Certain Changes
Schedule 5.12(a)     Benefit Plans
Schedule 5.12(k)     Nonqualified Deferred Compensation Plans
Schedule 5.13(a)     Employees
Schedule 5.13(b)     Terms of Employment; Leave
Schedule 5.14(a)     Scheduled Contracts
Schedule 5.14(c)     Certain Relationships
Schedule 5.14(d)     Indemnification Obligations
Schedule 5.15(b)(i)  Leased Real Property
Schedule 5.15(d)(vi) Capital Expenditures
Schedule 5.15(e)     Landlord Property Leases
Schedule 5.16        Personal Property; Titles and Registrations
Schedule 5.17(a)     Intellectual Property
Schedule 5.18        Insurance


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                                TABLE OF CONTENTS
                                       iv

Schedule 5.19        Bank Accounts; Powers of Attorney
Schedule 5.20        Related Party Transactions
Schedule 6.3         No Violations - Purchaser
Schedule 7.1(g)      Benefit Matters
Schedule 7.1(m)      Material Contracts
Schedule 7.2(a)      Airport Authority Estoppel Letters
Schedule 7.5         Distribution of Non-FBO Assets
Schedule 7.9         Non-Compete Airports
Schedule 10.2(b)(iv) Indemnity Matters
Schedule A-1         Approved Capital Expenditures
Schedule A-2         DOD & IT Employees
Schedule A-3         Non-FBO Assets


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                                TABLE OF CONTENTS
                                        v

                            GLOSSARY OF DEFINED TERMS

     The location of the definition of each capitalized term used in this Agreement is set forth in this Glossary:

401(k) Plan ..............................................................    23
AAA ......................................................................    52
Accounting Firm ..........................................................     9
Acquisition Transaction Fees .............................................   A-1
Additional Acquisition Letters ...........................................   A-1
Additional Acquisition Purchase Agreement ................................   A-1
Additional Acquisitions ..................................................   A-1
Additional Acquisitions Incremental Amount ...............................   A-1
Additional Acquisitions Purchase Price ...................................   A-1
Adjustment Amount ........................................................   A-1
Affiliate ................................................................   A-1
Agreement ................................................................     1
Airport Estoppel .........................................................    34
Approved Capital Expenditure Amount ......................................   A-2
Audited 2005 Financial Statements ........................................    37
Audited EBITDA ...........................................................   A-2
Automatic Elimination ....................................................    34
Base New Working Capital .................................................     8
Benefit Plans ............................................................   A-2
Borrowed Money Debt ......................................................   A-2
Business .................................................................   A-2
Business Day .............................................................   A-2
Charter Documents ........................................................   A-2
Claim ....................................................................    50
Claim Notice .............................................................    50
Closing ..................................................................     3
Closing Date .............................................................     3
Closing Statement ........................................................     8
COBRA ....................................................................   A-2
Code .....................................................................   A-2
Common Share Equivalent Consideration ....................................   A-2
Common Share Equivalents .................................................   A-2
Common Shares ............................................................     1
Company ..................................................................     1
Company Group ............................................................    17
Company Plans ............................................................    23
Confidential Information .................................................   A-2
Confidentiality Agreement ................................................   A-3
Contract .................................................................   A-3
Covered Persons ..........................................................    41
De Minimis Claim .........................................................    48
Debt Payoff Amount .......................................................     4
Dispute ..................................................................    52
Disputed Items ...........................................................     9
DOD & IT Employees .......................................................   A-3
El Paso Earn-Out .........................................................   A-3
Employee Pension Benefit Plan ............................................   A-3
Employee Welfare Benefit Plan ............................................   A-3
Environmental Laws .......................................................   A-3
Environmental Permits ....................................................    17
ERISA ....................................................................   A-3
ERISA Affiliate ..........................................................   A-3
Escrow Agent .............................................................   A-3
Escrow Agreement .........................................................     4
Escrow Funds .............................................................     5
Estimated Closing Date Net Working Capital Statement .....................     8
Estimated Net Working Capital ............................................     8
Excluded Claims ..........................................................    42
Execution Date ...........................................................     1
Facilities ...............................................................   A-4
Facility Completion Costs ................................................   A-4
FBO ......................................................................   A-4
FBO Businesses ...........................................................   A-4
FBO Lease ................................................................   A-4
Financial Statements .....................................................    20
GAAP .....................................................................   A-4
Governmental Entity ......................................................   A-4
Hazardous Materials ......................................................   A-4
HSR Act ..................................................................   A-4
Indemnitees ..............................................................    47
Indemnitor ...............................................................    50
Initial Acquisition Purchase Agreements ..................................   A-4
Initial Acquisitions .....................................................   A-4
Initial Closing Statement ................................................     2
Insurance Policies .......................................................    29
Intellectual Property ....................................................    29
Investors Agreement ......................................................   A-4
Knowledge ................................................................   A-4
Landlord Property Leases .................................................    29
Latest Balance Sheet Date ................................................    20
Legal Proceeding .........................................................   A-5
Legal Requirement ........................................................   A-5
Lien .....................................................................   A-5
Losses ...................................................................    47
Management Promissory Notes ..............................................   A-5
Material Adverse Effect ..................................................   A-5
MIC ......................................................................   A-5
Net Working Capital ......................................................     8
Non-FBO Asset Distribution ...............................................    39
Non-FBO Assets ...........................................................   A-5
Notices ..................................................................    55
Option ...................................................................   A-5
Optionholder .............................................................   A-5
Parties ..................................................................     1
Party ....................................................................     1
Payoff Letters ...........................................................     4
Permits ..................................................................   A-5


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                            GLOSSARY OF DEFINED TERMS

Permitted Liens ..........................................................   A-6
Person ...................................................................   A-6
Post-Closing Additional Acquisition Incremental Amount ...................   A-6
Preferred Shares .........................................................     1
Prohibited Transaction ...................................................   A-6
Project A Acquisition ....................................................   A-6
Project A Purchase Agreement .............................................   A-6
Project B Acquisition ....................................................   A-6
Project B Purchase Agreement .............................................   A-6
Project C Acquisition ....................................................   A-7
Project C Acquisition Purchase Price .....................................   A-7
Project C Purchase Agreement .............................................   A-7
Projected Adjusted EBITDA ................................................   A-7
Purchase Price ...........................................................     2
Purchaser ................................................................     1
Purchaser Indemnitees ....................................................    47
Purchaser Related Party ..................................................   A-7
Real Property Leases .....................................................    27
Reimbursement Fund .......................................................     5
Rejected Opportunity .....................................................   A-7
Release ..................................................................   A-7
Released Claims ..........................................................    42
Released Parties .........................................................    42
Remaining Disputed Items .................................................     9
Required Authority .......................................................    34
Responsible Officer ......................................................   A-7
Scheduled Contracts ......................................................    25
Securities Act ...........................................................   A-7
Securityholders ..........................................................   A-7
Seller ...................................................................     1
Seller Indemnitees .......................................................    47
Seller Representative ....................................................    56
Seller Transaction Expenses ..............................................   A-7
Sellers ..................................................................     1
Series A Certificate of Designations .....................................   A-8
Series A Preferred Shareholder ...........................................   A-8
Series A Preferred Shares ................................................     1
Series B Preferred Shares ................................................     1
Series C Preferred Shares ................................................     1
Shares ...................................................................     1
Site EBITDA ..............................................................   A-8
Subsidiary ...............................................................   A-8
Subsidiary Equity ........................................................    15
Tax ......................................................................   A-8
Tax Benefit ..............................................................   A-8
Tax Return ...............................................................   A-9
Taxing Authority .........................................................   A-9
Termination Date .........................................................   A-9
Trademarks ...............................................................    29
Transaction Documents ....................................................   A-9
Warrant ..................................................................   A-9
Warrantholder ............................................................   A-9
Wind-Down Costs ..........................................................   A-9


                              TRAJEN HOLDINGS, INC.
                           PURCHASE AND SALE AGREEMENT
                            GLOSSARY OF DEFINED TERMS

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (including the exhibits and schedules hereto, each as amended or restated from time to time, this "AGREEMENT"), dated as of April 18, 2006 (the "EXECUTION DATE"), is by and among Macquarie FBO Holdings LLC, a Delaware limited liability company ("PURCHASER"), Trajen Holdings, Inc., a Delaware corporation (the "COMPANY"), and all of the stockholders of the Company, whose names are listed on the signature pages hereto under the caption "Sellers" (individually, a "SELLER" and collectively, "SELLERS"). Purchaser, the Company and Sellers are individually referred to herein as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     WHEREAS, on the date hereof Sellers collectively own all of the issued and outstanding capital stock of the Company, being 15,000 shares of Series A Preferred Stock, $0.0001 par value per share (the "SERIES A PREFERRED SHARES"), 58,210 shares of Series B Preferred Stock, $0.0001 par value per share (the "SERIES B PREFERRED SHARES"), 25,000 shares of Series C Preferred Stock, $0.0001 par value per share (the "SERIES C PREFERRED SHARES" and together with the Series A Preferred Shares and the Series B Preferred Shares, the "PREFERRED SHARES"), and 36,300 shares of common stock, $0.0001 par value per share (the "COMMON SHARES" and together with the Preferred Shares, the "SHARES");

     WHEREAS, Sellers desire to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares from Sellers, in each case, subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, Macquarie Infrastructure Company LLC, as a material beneficiary of the transactions contemplated by this Agreement, and as a material inducement to the Company's and each Seller's willingness to enter into this Agreement, is entering in a guaranty agreement on even date herewith to guaranty Purchaser's obligations hereunder;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   AGREEMENTS

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. In addition to the terms defined in the body of this Agreement, capitalized terms used herein will have the meanings given to them in Exhibit A. The Glossary, which follows the Table of Contents, sets forth the location in this Agreement of the definition for each capitalized term used herein.

     1.2 CONSTRUCTION. All article, section, subsection, schedule and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise: (a) the singular includes the plural and the plural includes the singular wherever and as often as may be appropriate, (b) the words "includes" or "including" means "including without limitation," and (c) the words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not any particular section or article in which such words appear. All references to Dollars or "$" are to United States dollars. All references to "days" are to calendar days.

                                   ARTICLE II
                                PURCHASE AND SALE

     2.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from each Seller the Shares set forth opposite such Seller's name on Schedule 1.

     2.2 PURCHASE PRICE.

          (a) Subject to the terms and conditions of this Agreement, in exchange for all of the Shares, Purchaser shall pay, in accordance with Sections 2.4(b) and 2.5, the following amount in immediately available funds (as adjusted pursuant to this Section 2.2, the "PURCHASE PRICE"):

                    (i) the sum of $331,050,000; plus

                    (ii) the Project C Acquisition Purchase Price if consummated prior to the Closing; plus

                    (iii) the Additional Acquisitions Purchase Price; plus

                    (iv) the Additional Acquisitions Incremental Amount; plus

                    (v) the Acquisition Transaction Fees; plus

                    (vi) the Approved Capital Expenditure Amount; plus

                    (vii) the Adjustment Amount; minus

                    (viii) the Seller Transaction Expenses; minus

                    (ix) the Facility Completion Costs.

          (b) Not less than two Business Days before the Closing, the Company shall prepare and submit to Purchaser its good faith calculation of the Purchase Price including separate line items for each component of the Purchase Price listed in Sections 2.2(a)(ii) through (ix)) (the "INITIAL CLOSING STATEMENT"). The Initial Closing Statement will be the basis on which Purchaser delivers the Purchase Price at Closing; provided that during the 30-day period following the Closing, Purchaser and the Seller Representative shall cooperate in good faith to reconcile any component of the Purchase Price (other than the Adjustment Amount which will be determined finally pursuant to Section 2.6) that is disputed by the Parties in good faith or could not be computed with certainty before the Closing. Any disagreement remaining after such 30-day period may be resolved by Purchaser and the Seller Representative or submitted to be resolved pursuant to the dispute resolution procedures set forth in Section 10.7. Once Purchaser and the Seller Representative finally resolve all disagreements regarding the Initial Closing Statement, or when the dispute resolution procedures with respect to such matter have been finally resolved, Purchaser and the Seller Representative shall make such payments to one another to put the Parties in the same position they would have been in had the final resolution of the Purchase Price components been known at the Closing. Any adjustment to the Purchase Price pursuant to this Section 2.2 shall be deemed to be adjustments to the Purchase Price for all tax purposes.

     2.3 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares (the "CLOSING") will take place at 10:00 a.m., New York time at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, on the fifth Business Day following the satisfaction or waiver of the last condition in Article VIII to be satisfied or waived, unless such date is within the fourteen-day period preceding the end of any calendar quarter, in which case the Closing will take place on the first Business Day immediately after the end of such calendar quarter, or at such other time and place as Purchaser and Seller Representative agree (the "CLOSING DATE"). The Closing will be effective as of 12:01 a.m., New York time on the Closing Date.

     2.4 DELIVERIES AT CLOSING.

          (A) BY THE COMPANY. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall execute and deliver, or cause to be executed and delivered, to Purchaser each of the following documents (where the execution or delivery of the documents is contemplated), deliver, or cause to be delivered, to Purchaser each of the following items (where the delivery of the items is contemplated), and will take or cause to be taken, the following actions, where the taking of action is contemplated:

                    (i) the stock certificates representing ownership of the Shares duly endorsed in blank by the record holder of each such certificate or accompanied by duly executed stock power(s) endorsed in blank by the record holder of each such certificate or, in lieu of any of such certificates and stock powers, customary lost certificate affidavits in form reasonably acceptable to Purchaser and the original minute books for the Company and each Subsidiary;

                    (ii) an Option Termination Agreement, substantially in the form of Exhibit B, from each Optionholder;

                    (iii) a Warrant Termination Agreement, substantially in the form of Exhibit C, from each Warrantholder;

                    (iv) for the Company and the Subsidiaries, a certificate of the Secretary of State (or other applicable Governmental Entity) of the state of organization of such entity, and each state where such entity is qualified to do business as a foreign entity, dated not more than 15 days prior to the Closing Date, as to the existence or qualification (as the case may be) and, where applicable, good standing of such entity;

                    (v) a certificate, dated as of the Closing Date, signed by the Secretary of the Company certifying (A) that attached to such certificate are true and complete copies of (1) the Charter Documents of the Company and each Subsidiary, and (2) all resolutions of the Board of Directors of the Company relating to this Agreement and the transactions contemplated hereby, and (B) as to the incumbency and specimen signature of each Responsible Officer of the Company executing this Agreement and each other Transaction Document or any certificate or instrument furnished pursuant thereto;

                    (vi) for each Seller that is corporation, partnership, limited liability company or other entity, a certificate, dated as of the Closing Date, signed by an appropriate officer, partner or manager of such Seller, certifying as to the incumbency and specimen signature of the representative of the Seller executing this Agreement and each other Transaction Document or any certificate or instrument furnished by such Seller pursuant thereto, and that this Agreement and each other Transaction Document executed by such Seller is duly and validly authorized and constitutes a binding obligation of the Seller;

                    (vii) a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Company and each Seller certifying that the conditions set forth in Sections 8.1(a) and 8.1(b) with respect to the Company or each Seller, as applicable, have been satisfied;

                    (viii) customary payoff letters (the "PAYOFF LETTERS") from each financial institution or other lender to which the Company or any Subsidiary is obligated with respect to the repayment of Borrowed Money Debt (other than the Borrowed Money Debt described in Schedule 2.4(a)) confirming the total payment required to be made as of the Closing Date to repay in full all Borrowed Money Debt (other than the Borrowed Money Debt described in Schedule 2.4(a)) including all principal, interest, fees, prepayment premiums and penalties, if any, together with pay-off instructions for making such repayment on the Closing Date (the aggregate of all such amounts being referred to as the "DEBT PAYOFF AMOUNT");

                    (ix) the written resignations, effective as of the Closing Date, of the directors and officers of the Company and the Subsidiaries;

                    (x) the Escrow Agreement substantially in the form of Exhibit D (the "ESCROW AGREEMENT") duly executed by the Seller Representative;

                    (xi) a tax certificate from each Seller complying with Treas. Reg. 1.1445-2(b)(2) stating that such Seller is not a "foreign person" within the meaning of Section 1445 of the Code; and

                    (xii) an opinion of the Company's counsel, dated as of the Closing Date and addressed to Purchaser, substantially in the form of Exhibit E.

          (b) BY PURCHASER. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall execute and deliver, or cause to be executed and delivered, to Sellers each of the following documents (where the execution or delivery of the documents is contemplated), deliver, or cause to be delivered, to Sellers each of the following items (where the delivery of other items is contemplated) and take, or cause to be taken, the following actions (where the taking of action is contemplated) and pursuant to a funds flow memo the specifics of which the Seller Representative furnishes to Purchaser prior to the Closing:

                    (i) payment of the Purchase Price (which solely for purposes of this Section 2.4(b)(i) shall be determined using the Estimated Net Working Capital and the estimated Adjustment Amount resulting therefrom) in immediately available funds by wire transfer to accounts specified to Purchaser by the Seller Representative and otherwise in the following manner:

                    (A) Purchaser shall pay the Debt Payoff Amount to the Company's lenders pursuant to the delivery instructions given in the Payoff Letters.

                    (B) Of the balance of the Purchase Price after the payment described in Section 2.4(b)(i)(A), Purchaser shall deposit $10,000,000 of the Purchase Price (the "ESCROW FUNDS") in the Escrow Account to be held, safeguarded and released pursuant to the terms of the Escrow Agreement.

                    (C) Of the balance of the Purchase Price after the payments described in Sections 2.4(b)(i)(A) and (B), Purchaser shall pay the Wind-Down Costs to the Seller Representative.

                    (D) Of the balance of the Purchase Price after the payments described in Section 2.4(b)(i)(A), (B) and (C), an amount equal to $150,000 to the Seller Representative (the "REIMBURSEMENT FUND") to provide funds to reimburse the Seller Representative for expenses incurred by it on behalf of the Sellers as further contemplated in
          Section 12.8.

                    (E) Of the balance of the Purchase Price after making the payments described in Sections 2.4(b)(i)(A), (B), (C) and (D), Purchaser shall pay to each Series A Preferred Shareholder, an amount equal to the Liquidation Value of each Series A Preferred Share (as such term is defined in and computed in the manner required by the Series A Certificate of Designations, which computation shall be certified to Purchaser by the Company at the Closing) multiplied by the number of Series A Preferred Shares owned by such holder, which number is specified for such holder opposite its name on Schedule 1.

                    (F) Of the balance of the Purchase Price after making the payments described in Sections 2.4(b)(i)(A), (B), (C), (D) and (E), an amount equal to the estimated Adjustment Amount, if positive, to the Seller Representative to be distributed to the Securityholders in accordance with Section 2.6(e).

                    (G) Of the balance of the Purchase Price after making the payments described in Sections 2.4(b)(i)(A), (B), (C), (D), (E) and
          (F), Purchaser shall pay to each Optionholder the amount owing to such Optionholder pursuant to the terms of the Option Termination Agreement executed and delivered by such Optionholder. At the Closing, the Company shall provide Purchaser with the amount payable to each Optionholder pursuant to this Section 2.4(b)(i)(G). The Company agrees that each Option Termination Agreement will provide for a payment, with respect to the termination of each Option, equal to (1) the Common Share Equivalent Consideration, less the exercise price set forth in such Option, multiplied by (2) the number of Common Shares issuable upon exercise of such Option in full, whether or not such Option has fully vested.

                    (H) Of the balance of the Purchase Price after making the payments described in Sections 2.4(b)(i)(A), (B), (C), (D), (E), (F) and (G), Purchaser shall pay to each Warrantholder the amount owing to such Warrantholder pursuant to the terms of the Warrant Termination Agreement executed and delivered by such Warrantholder. At the Closing, the Company shall provide Purchaser with the amount payable to each Warrantholder pursuant to this Section 2.4(b)(i)(H). The Company agrees that each Warrant Termination Agreement will provide, with respect to the termination of each Warrant, for a payment equal to (1) the Common Share Equivalent Consideration, less the exercise price set forth in such Warrant, multiplied by (2) the number of Common Shares issuable upon exercise of such Warrant in full.

                    (I) Purchaser shall pay the balance of the Purchase Price, after making the payments described in Sections 2.4(b)(i)(A), (B),
          (C), (D), (E), (F), (G) and (H), to holders of the Series B Preferred Shares, the Series C Preferred Shares and the Common Shares listed on
          Schedule 1, in proportion to the number of Series B Preferred Shares, Series C Preferred Shares and Common Shares held thereby, treating all such classes of stock as a single, combined class for these purposes. The Company agrees that each such holder will receive the Common Share Equivalent Consideration with respect to each such Series B Preferred Share, Series C Preferred Share and Common Share; provided that the amount payable to each obligor under a Management Promissory Note shall be reduced by an amount necessary to satisfy in full the obligations outstanding under such Management Promissory Note.

                    (ii) for Purchaser, a certificate of the Secretary of State of the state of organization of such entity, dated not more than 15 days prior to the Closing Date, as to the existence and, where applicable, good standing of such entity;

                    (iii) a certificate, dated as of the Closing Date, signed by the Secretary of Purchaser certifying (A) that attached to such certificate are true and complete copies of the Charter Documents of Purchaser and (B) as to the incumbency and specimen signature of each Responsible Officer of Purchaser executing this Agreement and each other Transaction Document or any certificate or instrument furnished pursuant hereto;

                    (iv) a certificate, dated as of the Closing Date, signed by a Responsible Officer of Purchaser certifying that the conditions set forth in Section 8.2(a) and 8.2(b) have been satisfied;

                    (v) Purchaser shall deliver the Escrow Agreement duly executed by Purchaser; and

                    (vi) an opinion of Purchaser's counsel, dated as of the Closing Date and addressed to Sellers, substantially in the form of Exhibit F.

     2.5 POST-CLOSING PURCHASE PRICE PAYMENTS.

          (a) After the Closing, Purchaser shall cause the Company to use its commercially reasonable efforts to consummate as soon as practicable each Additional Acquisition that has not been consummated on or before the Closing Date. At the closing of each Additional Acquisition at which the FBO operations related thereto are acquired after the Closing Date by Purchaser, Purchaser's subsidiaries or any Purchaser Related Party, Purchaser shall pay the Seller Representative in immediately available funds by wire transfer pursuant to instructions given to Purchaser by the Seller Representative an amount equal to the Post-Closing Additional Acquisition Incremental Amount related to such acquisition.

          (b) The Seller Representative shall promptly disburse all funds received pursuant to this Section 2.5 to the Securityholders in proportion to each such Securityholder's percentage interest in the Escrow Funds, which percentage interest is set forth for each Securityholder on Schedule 1 of the Escrow Agreement. All payments made pursuant to this Section 2.5 shall be deemed to be additional purchase price for tax purposes.

          (c) With respect to any payment to be made by Purchaser under Article II, Purchaser shall be entitled to deduct and withhold from such payment such amount that is required to be deducted and withheld under the Code, or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld by Purchaser, Purchaser shall remit such amount in the manner required by applicable Legal Requirements, and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of whom such deduction and withholding was made.

     2.6 NET WORKING CAPITAL DETERMINATION.

          (a) As used herein, the term "NET WORKING CAPITAL" shall mean the result of (i) the sum of the following current assets (A) cash and cash equivalents, (B) accounts receivable, net of doubtful accounts, (C) inventory,
(D) current deferred tax asset, (E) prepaid insurance and (F) prepaids and other current assets, minus (ii) the sum of the following current liabilities (A) accounts payable, (B) accrued expenses and (C) accrued payroll and payroll related costs. Net Working Capital shall be determined as of the Closing Date in accordance with GAAP (consistent with the Company's past applications of GAAP) and shall be adjusted to give effect to transactions occurring prior to or in connection with the Closing.

          (b) As used herein, the term "BASE NET WORKING CAPITAL" shall mean $4,063,527.

          (c) At least three (3) Business Days prior to Closing, the Company shall deliver to Purchaser a statement (the "ESTIMATED CLOSING DATE NET WORKING CAPITAL STATEMENT") of the Company's good faith estimate of Net Working Capital as of the Closing Date (the "ESTIMATED NET WORKING CAPITAL"). The Estimated Closing Date Net Working Capital Statement shall be prepared using the same format and otherwise in accordance with Schedule 2.6 and shall contain reasonable detail and supporting documentation to support the estimate of Net Working Capital set forth therein.

          (d) Within sixty (60) days after the Closing, Purchaser shall deliver to the Seller Representative its determination of the Net Working Capital as of the Closing Date, including its calculation of the components thereof in accordance with Schedule 2.6 (the "CLOSING STATEMENT"). The Closing Statement shall be prepared in accordance with GAAP and using the same format and otherwise in accordance with the methodologies used by the Company in preparing the Estimated Closing Date Net Working Capital Statement and shall contain reasonable detail and supporting documentation to support the Net Working Capital as of the Closing Date set forth therein. After delivery of the Closing Statement, Purchaser shall provide the Seller Representative and its representatives full access to the financial books and records pertaining to the Company and its Subsidiaries to confirm or audit the Net Working Capital as of the Closing Date, including the components thereof. The Seller Representative and its representatives may make inquiries of Purchaser and its Affiliates and their respective accountants regarding questions concerning, or disagreements with, the Net Working Capital as of the Closing (including the components thereof ) arising in the course of their review thereof. Purchaser shall use its, and shall cause its Affiliates to use their, commercially reasonable efforts to cause any such accountants to cooperate with the Seller Representative and its representatives and to respond to such inquiries. Without limiting the foregoing, Purchaser shall cause its accountants to provide the Seller Representative and its representatives with access to such accountants' work papers. Should the Seller Representative disagree with Purchaser's determination of the Net Working Capital as of the Closing Date, the Seller Representative shall notify Purchaser within thirty (30) days after Purchaser's delivery of the Closing Statement of its disagreement with any items set forth in the Closing Statement. Within five (5) days after Purchaser receives notice of the Seller Representative's disagreement, Purchaser and the Seller

Representative shall meet to attempt to resolve any differences related to their respective calculation of each item in dispute (the "DISPUTED ITEMS"). The Purchaser and the Seller Representative shall negotiate in good faith to resolve any Disputed Items. If Purchaser and the Seller Representative are unable to agree upon the same dollar value of any Disputed Item (the unresolved items being the "REMAINING DISPUTED ITEMS") within fifteen (15) days after the Seller Representative's delivery of notice of disagreement regarding the Closing Statement, such disagreement shall be resolved in accordance with the procedure set forth in Section 2.6(e), which shall be the sole and exclusive remedy for resolving disputes relative to the determination of the Net Working Capital as of the Closing Date.

          (e) In the event that the Seller Representative and the Purchaser are not able to agree on the Net Working Capital as of the Closing Date within thirty (30) days after the Seller Representative's delivery of notice of disagreement, the Seller Representative and the Purchaser shall each have the right to require that the Remaining Disputed Items be submitted to Deloitte & Touche LLP, or if Deloitte & Touche LLP is not available for any reason or does not maintain its independent status, such other independent certified public accounting firm as the Seller Representative and the Purchaser may then mutually agree upon in writing (the "ACCOUNTING FIRM") for computation or verification in accordance with the provisions of this Agreement. Purchaser and the Seller Representative shall each present in writing to the Accounting Firm (i) its proposed resolution of each of the Remaining Disputed Items (on an item by item basis) and (ii) any materials it wishes to present to justify the resolution it so presents. The Accounting Firm shall review each of the proposed resolutions submitted by Purchaser and the Seller Representative concerning each of the Remaining Disputed Items together with the supporting materials submitted in favor thereof. Purchaser and the Seller Representative shall instruct the Accounting Firm to adopt the resolution of each Remaining Disputed Item (on an item by item basis) proposed by either Party in their respective supporting materials (and the Accounting Firm shall have no power whatsoever to reach any other result) and the Accounting Firm shall adopt the resolution of each item that in its judgment is the most fair, equitable and in conformity with this Agreement. The Accounting Firm may adopt Purchaser's resolution of some items and the Seller Representative's resolution of other items. Purchaser and the Seller Representative shall instruct the Accounting Firm to reach its final decision within thirty (30) days after the Parties' presentation of the Remaining Disputed Items to the Accounting Firm. The submission of the Remaining Disputed Items to the Accounting Firm shall be the exclusive remedy for resolving disputes relative to the determination of Net Working Capital. The Accounting Firm's determination shall be binding upon the Seller Representative, the Securityholders and the Purchaser. If at any time the Parties resolve their dispute, then, notwithstanding the preceding provisions of this Section 2.6(e), the arbitration procedures promptly shall be discontinued and the calculation of the affected item shall be revised, if necessary, to reflect such resolution and thereupon shall be final and binding on the Parties. The Accounting Firm's fees and expenses shall be borne equally by the Securityholders and the Purchaser. The portion of such fees and expenses borne by the Securityholders shall be satisfied from the Escrow Funds. Purchaser and the Seller Representative shall jointly instruct the Escrow Agent to disburse to the Accounting Firm an amount equal to one-half of the fees and expenses of such Accounting Firm. Each Securityholder shall be deemed to bear its pro rata share of such fees and expenses based on its percentage interest of the Escrow Funds, which percentage interest is set forth on Schedule 1 to the Escrow Agreement.

          (f) Promptly following the first to occur of (i) the last day of the period during which the Seller Representative may dispute the Closing Statement (unless the Seller Representative has disputed same), (ii) the resolution of any disputed Closing Statement items pursuant to agreement of the Seller Representative and Purchaser or (iii) the end of the dispute resolution process described in Section 2.6(e), the Seller Representative or Purchaser or, if any of the disputed Closing Statement items are resolved by the Accounting Firm, the Accounting Firm, shall restate the Closing Statement taking into account any changes that have been agreed to by the Seller Representative and Purchaser or that have been finally determined by the Accounting Firm. The Closing Statement, as so restated or, in the case of clause (i), the unadjusted Closing Statement, is referred to as the "FINAL WORKING CAPITAL STATEMENT." The difference between
(A) the sum of the asset line items in the Final Working Capital Statement and
(B) the sum of the liability line items in the Final Working Capital Statement is referred to as the "FINAL WORKING CAPITAL AMOUNT." If the Final Working Capital Amount differs from the Estimated Net Working Capital, the Seller Representative and Purchaser shall promptly (within two Business Days after the Final Working Capital Amount is determined) make a true-up payment so that, following such payment, the parties are in the same position they would have been in had the Final Working Capital Amount been known at the Closing and used in lieu of the Estimated Net Working Capital in determining the amount of the payment under Section 2.4(b). Any payment received by the Seller Representative pursuant to Section 2.4(b)(i)(F) shall be held by the Seller Representative until the Final Working Capital Amount is determined pursuant to this Section
2.6. Any payment required of Purchaser shall be paid in cash by Purchaser to the Seller Representative, and any payment required of the Securityholders shall be satisfied first from the amount, if any, paid to the Seller Representative pursuant to Section 2.4(b)(i)(F), and if any amounts remain owing to Purchaser following payment of such funds, from the Escrow Funds. The Seller Representative shall promptly disburse all funds retained as a result of any payment pursuant to Section 2.4(b)(i)(F) or received pursuant to this Section 2.6(f) in respect of the Final Working Capital Amount to the Securityholders in proportion to each such Securityholder's percentage interest in the Escrow Funds, which percentage interest is set forth for each Securityholder on
Schedule 1 to the Escrow Agreement. In the event any payment is required of the Securityholders from the Escrow Funds, Purchaser and the Seller Representative shall jointly instruct the Escrow Agent to disburse to Purchaser the amount owing to Purchaser. Each Securityholder shall be deemed to bear its pro rata share of the expenses described in the preceding sentence based on its percentage interest of the Escrow Funds.

                                   ARTICLE III
                                     ESCROW

     3.1 ESCROW DEPOSIT. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall deposit the Escrow Funds with the Escrow Agent to be held, invested, safeguarded and released pursuant to the terms of the Escrow Agreement.

     3.2 DISBURSEMENTS.

          (a) The Escrow Agreement will provide that disbursements of the Escrow Funds shall only be made in accordance with written instructions jointly signed by Purchaser and the Seller Representative or pursuant to a judgment or court order issued by a court of competent jurisdiction or a final arbitration award pursuant to this Agreement.

          (b) In the event that the Securityholders become obligated finally to Purchaser or any of the other Purchaser Indemnitees under this Agreement (as determined by final, non-appealable judgment), at Purchaser's request, the Seller Representative shall promptly execute a joint instruction letter with Purchaser directing the Escrow Agent to disburse Escrow Funds to satisfy such obligations.

          (c) In the event the Company (i) becomes obligated to pay and actually pays any portion of the El Paso Earn-Out or (ii) the Company fails to satisfy the conditions precedent for the El Paso Earn-Out, at Purchaser's request and, in the case of clause (i), upon receipt of evidence reasonably satisfactory to the Seller Representative of such payment, the Seller Representative shall promptly execute a joint instruction with Purchaser directing the Escrow Agent to disburse Escrow Funds to Purchaser in an amount equal to the lesser of $2,000,000 and the remaining Escrow Funds.

          (d) In addition to any disbursements of the Escrow Funds pursuant to above provisions of this Section 3.2, Purchaser and the Seller Representative for the benefit of the Securityholders shall issue joint instructions to the Escrow Agent to effect the following disbursements:

                    (i) On the 270th day following the Closing Date, Purchaser and the Seller Representative shall jointly instruct the Escrow Agent to disburse to the Seller Representative for the benefit of the Securityholders an amount equal to 50% of Escrow Funds less (A) the amount, if any, of Escrow Funds which the Escrow Agent has (1) disbursed pursuant to the Escrow Agreement prior to such date or (2) been instructed to disburse in accordance with the Escrow Agreement but not actually disbursed as of such date and (B) a reasonable reserve amount (to be determined by Purchaser and the Seller Representative in good faith, or, to the extent Purchaser and Seller Representative are unable to agree, pursuant to the dispute resolution provisions contained in Section 10.7 of this Agreement) in respect of
          (x) any claims submitted by any Purchaser Indemnitee in accordance with Article X that remain pending at such time and (y) the El Paso Earn-Out (but only if such payment is then reasonably likely to become payable by the Company).

                    (ii) On the first business day on or after the 540th day following the Closing Date, Purchaser and the Seller Representative shall jointly instruct the Escrow Agent to disburse to the Seller Representative for the benefit of the Securityholders an amount equal to the remaining Escrow Funds as of such date, if any, less (A) the amount, if any, of Escrow Funds which the Escrow Agent has been instructed to disburse in accordance with the Escrow Agreement but not actually disbursed as of such date and (B) a reasonable reserve amount (to be determined by Purchaser and the Seller Representative in good faith, or, to the extent Purchaser and the Seller Representative are unable to agree, pursuant to the dispute resolution provisions contained in Section 10.7 of this Agreement) in respect of any claims submitted by any Purchaser Indemnitee in accordance with Article X that remain pending at such time.

          (e) Following resolution from time to time of any claim for which a reserve of a portion of the Escrow Funds was established, Purchaser and the Seller Representative will jointly instruct the Escrow Agent to release such reserve amount from the Escrow Funds to the Seller Representative for the benefit of the Securityholders, to a Purchaser Indemnitee or to both, as appropriate for the resolution of such claim.

          (f) The Seller Representative shall promptly disburse all funds received pursuant to this Section 3.2 to the Securityholders in proportion to each such Securityholder's percentage interest in the Escrow Funds, which percentage interest is set forth for each Securityholder on Schedule 1 of the Escrow Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

     Each Seller hereby severally and not jointly, and only with respect to itself, represents and warrants to Purchaser as follows:

     4.1 OWNERSHIP OF SHARES, WARRANTS AND OPTIONS. Such Seller is the sole record and beneficial owner of the Shares listed opposite such Seller's name on
Schedule 1. The Shares of such Seller are free and clear of all Liens (other than any transfer restrictions imposed by federal and state securities laws and Liens arising under the terms of the Investors Agreement). Schedule 1 identifies for such Seller the date any Warrant or Option was granted or issued to such Seller, the class and number of shares of capital stock of the Company issuable upon exercise in full of such Warrants and Options, and the exercise price payable with respect to each Common Share issuable upon exercise of such Warrants and Options. Except for such Shares, Warrants and Options, such Seller does not own of record or beneficially, or have any interest in, or right to acquire, any shares of capital stock of the Company or any Subsidiary.

     4.2 ORGANIZATION; EXISTENCE AND GOOD STANDING. Each Seller that is a corporation, limited partnership or limited liability company, as the case may be, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized. Such Seller has all requisite power and authority to own the Shares, Options or Warrants held thereby. Such Seller is not required to be qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in any jurisdiction in order to own or sell its Shares or perform its obligations hereunder.

     4.3 AUTHORITY; ENFORCEABILITY. Such Seller has the full corporate, partnership or limited liability company power (if an entity) or legal capacity (if an individual) and authority to execute this Agreement and the other Transaction Documents to which such Seller is a party, and to perform its obligations under this Agreement and the other Transaction Documents to which such Seller is, or will be as of the Closing, a party. The execution, delivery and performance of this Agreement has been, and the execution, delivery and performance of the other Transaction Documents to which such Seller will be a party as of the Closing will have been, duly and validly authorized by such Seller. This Agreement constitutes, and each of the other Transaction Documents to which such Seller will be a party as of the Closing will constitute, the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles.

     4.4 NO VIOLATIONS. The execution and delivery of this Agreement and the other Transaction Documents to which such Seller is a party by such Seller does not and will not, and the performance and compliance with the terms and conditions hereof and thereof by such Seller and the consummation of the transactions contemplated hereby and thereby by such Seller will not:

          (a) violate, conflict with, result in a breach or constitute a default under any of the provisions of such Seller's Charter Documents, if applicable; or

          (b) violate, conflict with, result in a breach or constitute a default under any provision of, or require any notice, filing, consent, authorization or approval under any Legal Requirement (other than the HSR Act) binding upon such Seller or any Contract to which such Seller is a party or which it or its assets are otherwise bound or subject to.

     4.5 LEGAL PROCEEDINGS. There are no Legal Proceedings pending or, to the knowledge of such Seller, threatened that (a) challenge the validity or enforceability of such Seller's obligations under this Agreement or other Transaction Documents to which such Seller is or will be a party or (b) seek to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by such Seller of the transactions contemplated herein or therein.

     4.6 BROKER. Such Seller is not liable for any investment banking fee, finder's fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein that will be the obligation of the Company, any Subsidiary or Purchaser. Such Seller is not a party to any agreement, and has not committed any act which might give rise to any valid claim against Purchaser, the Company or any Subsidiary, for any such fee commission or similar payment.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     5.1 ORGANIZATION; EXISTENCE AND GOOD STANDING. The Company and each Subsidiary is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized. The Company and each Subsidiary has all requisite power and authority to own, lease and operate the properties and assets it currently owns, leases and operates and to carry on its business as such business is currently conducted. The Company and each Subsidiary is qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction shown in Schedule 5.1, which are all jurisdictions where the nature of its properties or business requires such qualification.

     5.2 AUTHORITY; ENFORCEABILITY. The Company has the full corporate power and authority to execute this Agreement and other Transaction Documents to which it is a party, and to perform its obligations under this Agreement and the other Transaction Documents to which it is, or will be as of the Closing, a party. The execution, delivery and performance of this Agreement has been, and the execution, delivery and performance of the other Transaction Documents to which the Company will be a party as of the Closing will have been, duly and validly authorized by the Company. This Agreement constitutes, and each of the other Transaction Documents to which the Company will be a party as of the Closing will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles. The Option Termination Agreements and the Warrant Termination Agreements will as of the Closing constitute the valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles.

     5.3 CAPITALIZATION OF THE COMPANY.

          (a) The Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and were issued in conformity with all applicable Legal Requirements and were not issued in violation of, and are not subject to, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Company's Charter Documents or any Contract to which the Company is or was a party or by which it is or was otherwise bound. The Shares are held of record by the Sellers as described in
Schedule 1.

          (b) Except for the Options and the Warrants and except for the preemptive rights granted under the Investors Agreement, there are no Contracts (including, without limitation, options, warrants, calls and preemptive rights) obligating the Company (i) to issue, sell, pledge, dispose of or encumber any shares of any class of its capital stock or any securities convertible, exercisable or exchangeable into any class of its capital stock, (ii) to redeem, purchase or acquire in any manner any class of its capital stock or any securities that are convertible, exercisable or exchangeable into any shares of any class of its capital stock, or (iii) to make any dividend or distribution of any kind with respect to its capital stock.

          (c) Except for the Options and the Warrants, there are no outstanding or authorized stock appreciation rights, phantom stock rights, stock-based performance units, profit participation, or similar rights affecting the capital stock of the Company. Except for the Investors Agreement, the Company's Charter Documents and the agreements listed on Schedule 5.3(c), the Company is not a party to any voting trusts, proxies, or other shareholder or similar agreements or understandings with respect to the voting, repurchase, or transfer of the capital stock of the Company.

          (d) The Company has delivered to Purchaser true and complete copies of the Company's Charter Documents, as amended to date. The Company has delivered to Purchaser true and complete copies of all minute books and stock ledgers of the Company and the Subsidiaries.

     5.4 SUBSIDIARIES. Set forth in Schedule 5.4 is a true and complete list of each of the Subsidiaries, its jurisdiction of organization, the amount and type of each Subsidiary's authorized capital stock or other equity interest and the amount, type and owner of each Subsidiary's issued and outstanding shares of capital stock or other securities of any Subsidiary (the "SUBSIDIARY EQUITY"). All of the Subsidiary Equity is owned beneficially and of record, directly or indirectly, by the Company. The Company has delivered to Purchaser true and complete copies of each Subsidiary's Charter Documents, as amended to date. The Subsidiary Equity has been duly authorized and validly issued and is fully paid and non-assessable. There are no voting trusts, proxies or other shareholder or similar agreements or undertakings with respect to the voting, repurchase or transfer of the Subsidiary Equity or other than as set forth in the Investors Agreement. All of the Subsidiary Equity has been pledged to secure the Borrowed Money Debt. Except for the security interests in the Subsidiary Equity held by the Borrowed Money Debt lenders, no Person has any claim to, or any right to acquire any Subsidiary Equity or ownership interests in any Subsidiary. Except as set forth on Schedule 5.4, neither the Company nor any Subsidiary owns, of record or beneficially, or controls, directly or indirectly, any capital stock or any other equity interest in any corporation, association or other business entity.

     5.5 NO VIOLATIONS. Except as set forth on Schedule 5.5, the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party by the Company does not and will not, and the performance and compliance with the terms and conditions hereof and thereof by the Company and the consummation of the transactions contemplated hereby and thereby will not:

          (a) violate or conflict with any of the provisions of the Company's or any Subsidiary's Charter Documents, if applicable;

          (b) except for approval under the HSR Act, violate or conflict with, in any material respect, any provision of or require any filing, consent, authorization or approval under any Legal Requirement binding upon the Company or any Subsidiary; or

          (c) violate or conflict with, in any material respect, require the consent of the counterparty to, or constitute a material default (or any event which, with or without due notice or lapse of time, or both, would constitute a material default), or give rise to any material payment obligation, right of amendment (with respect to any material term), termination or cancellation under any Scheduled Contract.

     5.6 LEGAL REQUIREMENTS AND PERMITS. The Company and the Subsidiaries are in compliance in all material respects with all applicable Legal Requirements. The Company and each Subsidiary holds all material Permits, licenses, certificates, approvals, registrations, franchises, rights, qualifications and other authorizations of federal, state and local governments, agencies and regulatory authorities required or advisable for the conduct of the Business as operated on the date hereof. Except as set forth in Schedule 5.6, neither the Company nor any Subsidiary (a) holds any Permit to operate aircraft issued by the Federal Aviation Administration or by the U.S. Department of Transportation or (b) owns or leases aircraft or (c) operates aircraft for a third party under a management agreement or other similar arrangement. Neither the Company nor any Subsidiary has received any notice of any (i) order, rule or directive, or any proposed order, rule or directive, issued by any Governmental Entity against the Company or any Subsidiary or (ii) threatened legal or regulatory proceeding which could adversely affect in any material respect the Business or assets of the Company or any Subsidiary or any Permit required to be obtained and maintained by the Company or any Subsidiary. Notwithstanding the foregoing, this Section 5.6 shall not apply to any matters relating to compliance with Environmental Laws or tax matters as it is the Parties' intent that Sections 5.8 and 5.9, as applicable, shall cover such matters.

     5.7 LEGAL PROCEEDINGS. Except as set forth in Schedule 5.7, as of the Execution Date, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. Except as set forth on Schedule 5.7, as of the Execution Date, none of the Company or any Subsidiary is subject to or in violation of any judgment, order, award, injunction or decree of any Governmental Entity. As of the Closing Date, there shall not be any Legal Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any Subsidiary that, if determined adversely, would have a Material Adverse Effect. As of the Closing Date, none of the Company or any Subsidiary shall be subject to or in violation of any judgment, order, award, injunction or decree of any Governmental Entity which would result in or have a Material Adverse Effect.

     5.8 ENVIRONMENTAL.

          (a) Except as set forth in Schedule 5.8(a):

               (i) To the Knowledge of the Company, the Company and the Subsidiaries and their respective properties and operations are in compliance in all material respects with Environmental Laws.

               (ii) The Company and the Subsidiaries and their respective properties and operations are not subject to any pending or, to the Knowledge of the

          Company, threatened proceedings or investigations by or before any Governmental Entity pursuant to Environmental Laws.

               (iii) Neither the Company nor any Subsidiary has received any written notice, notification, demand, request for information, citation, summons, complaint or order pursuant to Environmental Laws relating to the Company and asserting that the Company or any Subsidiary has failed to comply in any material respect with any applicable Environmental Law. Neither the Company nor any Subsidiary has received any written notice from or after March 1, 2003 that it is a potentially responsible party under CERCLA or any similar state or local law with respect to any on-site or off-site location.

               (iv) There has been no Release of Hazardous Materials by the Company or any Subsidiary or former Subsidiary (while such Subsidiary was owned by the Company) on any real property now or previously leased by the Company or any of the Subsidiaries or former Subsidiaries (while such Subsidiaries were owned by the Company) in respect of which a Governmental Entity has required or under Environmental Law may require any material remedial action.

          (b) The Company has delivered to Purchaser or its representatives all Phase I environmental assessment reports and related documents in the Company's possession relating to its current facilities or the real property currently leased by it except such reports or related documents that were prepared at Purchaser's request. Except for such reports and related documents, there has been no environmental investigation, study or other third party analyses or audit report prepared by, for, or provided to the Company in relation to the Business since March 1, 2003.

          (c) Schedule 5.8(c) sets forth a true and complete list of all material Permits required under any Environmental Law ("ENVIRONMENTAL PERMITS") in connection with the ownership and operation of the Business as of the Execution Date. The Company has obtained all material Environmental Permits required for operation of the Business, enabling the Business to operate as of the Closing Date in the ordinary course of business consistent with past practices.

          (d) This Section 5.8 and the first sentence of Section 5.7 contain the sole and exclusive representations and warranties of the Company with respect to environmental matters relating to the Company or any Subsidiary, including any matters arising under Environmental Laws.

     5.9 TAX MATTERS. Except as set forth on Schedule 5.9:

          (a) All Tax Returns required to be filed by or with respect to any of the Company, the Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any Subsidiary is or has been a member (a "COMPANY GROUP") on or before the Closing Date have been or will be duly and timely filed in the manner prescribed by applicable laws. All Taxes required to be paid by or with respect to any of the Company and the Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been timely paid.

          (b) All Tax withholding and deposit requirements imposed on or with respect to any of the Company and the Subsidiaries have been satisfied in full and the Company and the Subsidiaries have complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets, rights or properties of the Company or any Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable.

          (c) Neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return which Tax Return has not yet been filed. None of the Company or any Subsidiary has in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency.

          (d) There are no pending Tax audits and none have been threatened in writing by any Tax Authority. There are no proposed deficiencies or other claims for unpaid Taxes that have been asserted by a Tax Authority in writing against the Company, any Subsidiary or any Company Group. No issue has been raised by any examination conducted by any Taxing authority that, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of the Company or any Subsidiary by any Taxing authority has been paid or is being contested in good faith and in accordance with law and is fully reserved for on the Latest Balance Sheet in accordance with GAAP. No claim has ever been made by an authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns that the Company or any Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other Tax authorities that will be binding on the Company or any Subsidiary with respect to any period following the Closing Date. Neither the Company nor any of the Subsidiaries has granted any power of attorney that is currently in force with respect to any Taxes or Tax Returns.

          (e) Except for the existing affiliated group of which the Company is the common parent corporation, none of the Company or any Subsidiary has ever been a member of any affiliated, combined, consolidated or unitary group, including any affiliated group of corporations, within the meaning of Section 1504 of the Code. None of the Company or any Subsidiary has any liability for, or any indemnification or reimbursement obligation with respect to, Taxes of any person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state or local law), (ii) as transferee or successor, (iii) by contract, or (iv) otherwise. Neither the Company nor any Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing authority).

          (f) Neither the Company nor any Subsidiary has been a party to or participated in any way in a transaction that could be described as a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or any confidential corporate Tax shelter within the meaning of Treasury Regulation
Section 1.6111-2, nor has any Tax item or any Tax strategy that has been derived from or related to any such transaction been reflected in any Tax Return of the Company or any Subsidiary.

          (g) Neither the Company nor any Subsidiary is a party to any agreement, contract, or arrangement (including this Agreement and the arrangements contemplated hereby) that, individually or collectively, (i) has resulted or could result in a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (ii) has resulted or could result in the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code; or (iii) is or will be subject to the excise Tax under Section 4999 of the Code.

          (h) Neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock that purported or intended to qualify in whole or in part under Section 355 of the Code.

          (i) The statutes of limitations for the federal income Tax Returns of the Company and the Subsidiaries (including any Tax Returns of any Company Group) have expired or otherwise have been closed for all Taxable periods ending on or before December 31, 2001.

          (j) Neither the Company nor any Subsidiary has agreed to or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary will be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); or (iii) installment disposition made on or prior to the Closing Date.

          (k) Neither the Company nor any Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

          (l) Neither the Company nor any Subsidiary has had or maintained a permanent establishment other than in its country of incorporation.

          (m) Neither Company nor any Subsidiary has elected a classification under Treas. Reg. Section 301.7701-3, other than its default classification for federal Tax purposes.

          (n) The tax basis of the Company and its Subsidiaries in their property, plant and equipment (other than the Non-FBO Assets) is equal to or greater than $100,000,000.

          (o) Other than as a result of the purchase and sale of Shares pursuant to this Agreement, neither the Company nor any Subsidiary is subject to any limitation on the use of its Tax attributes under Section 382 of the Code or Treasury Regulation Section 1.1502-15 or -21 (regarding separate return limitation years) or any comparable provisions of state law.

          (p) This Section 5.9 contains the sole and exclusive representations and warranties of the Company with respect to tax matters relating to the Company or any Subsidiary.

     5.10 FINANCIAL MATTERS.

          (a) Set forth on Schedule 5.10(a) are actual and complete copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"):

               (i) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 2003 and 2004, and the related audited statements of income, stockholders' equity and cash flows of the Company for the periods then ended;

               (ii) the unaudited balance sheet of the Company and its consolidated subsidiaries as of December 31, 2005, and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the period then ended (the "UNAUDITED 2005 FINANCIAL STATEMENTS"); and

               (iii) the unaudited balance sheet of the Company and its consolidated subsidiaries as of February 28, 2006 (the "LATEST BALANCE SHEET DATE"), and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the period then ended.

          (b) Except as disclosed in Schedule 5.10(b), the Financial Statements have been prepared based upon the books and records of the Company and its Subsidiaries and in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject, in the case of the unaudited financial statements, to normal, recurring year end adjustments, and the absence of explanatory footnote disclosures required by GAAP, and fairly present in all material respects the financial condition and results of operation of the Company and its consolidated Subsidiaries at the respective dates described above (and the results of operations of the Company and its consolidated Subsidiaries for the respective periods). The Financial Statements do not contain any adjustment for the sale of the Company's airplane or the Non-FBO Asset Distribution.

          (c) The only Borrowed Money Debt of the Company and the Subsidiaries arises under the credit agreements and other promissory notes and agreements described on Schedule 5.10(c).

          (d) Since the Latest Balance Sheet Date, neither the Company nor any Subsidiary has incurred any obligation or liability (whether accrued, absolute, contingent or otherwise) of the type required to be reflected on a consolidated balance sheet of the Company and the Subsidiaries prepared in accordance with GAAP applied on a basis consistent with the Latest Balance Sheet except liabilities and obligations incurred in the ordinary course of business or in connection with the sale of the Company and the Subsidiaries.

          (e) Since March 1, 2003, except for the Business, the Non-FBO Assets or as set forth on Schedule 5.10(e), the Company has not owned or operated any businesses other than FBO Businesses.

     5.11 ABSENCE OF CERTAIN CHANGES. As of the Execution Date and except as set forth on Schedule 5.11 or except as otherwise contemplated by this Agreement (including the Non-FBO Asset Distribution, the Initial Acquisitions, the Project C Acquisition and the other Transaction Documents) and disregarding the activities of the companies acquired in the Initial Acquisitions prior to their acquisition by the Company or one of its Subsidiaries, since December 31, 2005:

          (a) the Company and the Subsidiaries have not amended their Charter Documents;

          (b) the Company and the Subsidiaries have conducted their business only in, and have not engaged in any material transaction outside of, the ordinary course of business;

          (c) there has not been any damage, destruction or other casualty loss with respect to any asset or property owned or leased by the Company or any Subsidiary that has resulted, or is reasonably likely to result, in losses in excess of $500,000 individually or $1,000,000 in the aggregate;

          (d) neither the Company nor any Subsidiary has mortgaged, pledged or subjected to any Lien (other than a Permitted Lien or a Lien securing any Borrowed Money Debt), any of the assets or properties of the Company or any Subsidiary;

          (e) the Company has not made any change in its accounting principles, practices or methodologies;

          (f) the Company and the Subsidiaries have not entered into any employment, consulting, severance, termination, Benefit Plan or other benefit agreement or other agreement with any of the employees or former employees of the Company and the Subsidiaries relating to compensation;

          (g) neither the Company nor any Subsidiary has (i) increased the compensation payable to any of its officers or employees, other than normal and customary increases consistent with past practice or increases that otherwise were required by the Company's or a Subsidiary's obligations pursuant to applicable Legal Requirements or contracts in effect as of December 31, 2005,
(ii) increased severance obligations payable to any of its officers or employees, (iii) made or committed to make any bonus payment to any of its employees or agents other than payments or arrangements in the ordinary course of business consistent with past practices or (iv) loaned money to any officer or employee of the Company or any Subsidiary;

          (h) other than in the ordinary course of business, neither the Company nor any Subsidiary has waived or released any material right or claim of or in favor of the Company or any Subsidiary or cancelled or waived any debts or claims against any officer, manager or employee of the Company or any Subsidiary;

          (i) neither the Company nor any Subsidiary has sold, assigned or transferred, other than in the ordinary course of business and consistent with past practices, any material assets;

          (j) neither the Company nor any Subsidiary has acquired by merger, consolidation or otherwise any material assets or business of, any corporation, partnership, association or other business organization or division thereof;

          (k) neither the Company nor any Subsidiary or, to Knowledge of the Company, any other party, has terminated, amended or modified, or threatened to terminate, amend or modify, any material Scheduled Contract or material Permit;

          (l) there has not been any strike, walkout, or other significant labor event or threat thereof, which in any case has materially adversely affected the Business, or any other new or continued event, development or condition involving labor matters which has or could materially adversely affect the Business;

          (m) there has not been any actual or, to the Knowledge of the Company, threatened change, in the Company's relations with, or any loss or, to the Knowledge of the Company, threatened loss of, any relationship of the Company with its landlords, suppliers or customers which, individually or in the aggregate, has had or would reasonably be expected to have a Materially Adverse Effect on the Company;

          (n) the Company has not written off as uncollectible any notes owed to the Company or accounts receivable of the Company or written down the value of any asset or inventory of the Company other than in immaterial amounts or in the ordinary course of business consistent with past practice;

          (o) the Company has not created, incurred, assumed or guaranteed any material obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business or with respect to Borrowed Money Debt that will be included in the Debt Payoff Amount;

          (p) neither the Company nor any Subsidiary has altered in any material respect the manner in which it collects accounts receivable or pays accounts payable; or

          (q) the Company and the Subsidiaries have not agreed to do any of the foregoing.

     5.12 EMPLOYEE BENEFIT PLANS.

          (a) Set forth on Schedule 5.12(a) is a list of all Benefit Plans maintained, administered or contributed to, directly or indirectly, by the Company or any ERISA Affiliate of the Company ("COMPANY PLANS"). The only Company Plan which is an Employee Pension Benefit Plan is the Trajen, Inc. 401(k) Plan (the "401(K) PLAN").

          (b) There has been delivered to Purchaser, with respect to each Company Plan, the following: (i) a copy of the annual report (if required under ERISA) with respect to each such plan for the last three (3) years (including all schedules and attachments); (ii) a copy of the summary plan description, together with each summary of material modification required under ERISA with respect to such plan; (iii) a true and complete copy of each such written plan, and with respect to the 401(k) Plan, the original plan document and all amendments thereto which have been adopted since the inception of such plan;
(iv) all trust agreements, insurance contracts, and similar instruments with respect to each such funded or insured plan; (v) copies of all nondiscrimination and top-heavy testing reports for the last three (3) plan years with respect to each such plan that is subject to nondiscrimination and/or top-heavy testing; and (vi) any investment management agreements, administrative services contracts or similar agreements relating to the ongoing administration and investment of each such plan

          (c) Each Company Plan (i) is in compliance in all material respects with all applicable laws, including ERISA and the Code and (ii) has been administered in all material respects in accordance with its governing instruments.

          (d) All contributions, premiums and other payments required to be made by the Company and the Subsidiaries to the Company Plans have been made timely, excluding any such failures that individually or in the aggregate are not material, and there are no material benefit obligations that have not been properly accounted for in the Company's financial statements or disclosed in the footnotes thereto in accordance with GAAP.

          (e) To the Knowledge of the Company, (i) there have been no Prohibited Transactions with respect to any Company Plan which could reasonably be expect to result in any liability to the Company, its ERISA Affiliates, or any of their respective employees and (ii) there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) with respect to any Company Plan.

          (f) (i) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, contributed to, had any obligation to contribute to, or had any other liability under or with respect to any Employee Pension Benefit Plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; and (ii) neither the Company nor any ERISA Affiliate has ever had any liability under or with respect to any "multiemployer plan" as defined in ERISA
Section 3(37) or any "multiple employer welfare arrangement" as defined in
Section 3(40)(A) of ERISA.

          (g) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, administered, contributed to, had any obligation to contribute to, or had any other liability under or with respect to any Employee Welfare Benefit Plan which provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by COBRA.

          (h) Neither the Company nor any ERISA Affiliate has ever maintained a "voluntary employees beneficiary association" within the meaning of Section 501(c)(9) of the Code or any other "welfare benefit fund" as defined in Section 419(e) of the Code.

          (i) The Subsidiaries and the entities included in the Non-FBO Assets are the only ERISA Affiliates of the Company.

          (j) There are no withdrawal charges, redemption fees, contingent deferred sales charges or similar expenses triggered by termination of the 401(k) Plan or cessation of participation or withdrawal of employees thereunder.

          (k) Neither the Company nor any ERISA Affiliate sponsors, maintains, or contributes to a nonqualified deferred compensation plan within the meaning of Code Section 409A, except to the extent that such arrangement will (i) be terminated by the Closing Date and (ii) not give rise to Tax described in
Section 409A(a)(1)(B).

     5.13 EMPLOYEES; EMPLOYMENT MATTERS.

          (a) Schedule 5.13(a) identifies for each of the Company and the Subsidiaries the following:

               (i) (A) the name, job title, original hire date, service date, bonus, if any, paid for fiscal period ending December 31, 2005, accrued and unused vacation as of the Execution Date, and current annual salary (or rate of pay) of each of such entity's employees, other than the DOD & IT Employees, and (B) other compensation (including, without limitation, normal bonus, profit-sharing, pension benefits and other compensation) now payable to each of such entity's employees, other than the DOD & IT Employees;

               (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation (including, without limitation, normal bonus, profit-sharing, pension benefits and other compensation) payable to each such person; and

               (iii) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within 60 days) made by the Company or any Subsidiary to, or made to the Company or any Subsidiary by, any director, officer or employee of the Company or any Subsidiary.

          (b) Except as set forth on Schedule 5.13(b), (i) the terms of employment of all employees of the Company and the Subsidiaries are such that their employment may be terminated at will with notice given at any time and
(ii) there are no severance payments which are payable by the Company to any such person under the terms of any Contract. Schedule 5.13(b) lists all of the employees who are currently on leave relating to work-related injuries and/or receiving disability benefits under any Benefit Plan.

          (c) The Company is not a party to any collective bargaining agreement or labor union contract. As of the Execution Date, with respect to the Company, there is no pending or, to the Knowledge of the Company, threatened (i) union organizational activity or (ii) application for certification of a collective bargaining agent.

          (d) All persons classified by the Company as independent contractors satisfy the requirements of applicable Legal Requirements to be so classified, and the Company has fully and accurately reported its compensation on IRS Forms 1099 when required to do so. No individual who has performed services for or on behalf of the Company and who has been treated by the Company as an independent contractor is classifiable as a "leased employee" within the meaning of Section 414(n)(2) of the Code with respect to the Company.

     5.14 AGREEMENTS, CONTRACTS AND COMMITMENTS.

          (a) Schedule 5.14(a) contains a true and complete list as of the Execution Date, and the Company has delivered to Purchaser complete and correct copies, of the Contracts described below to which the Company or any Subsidiary is a party (collectively, the "SCHEDULED CONTRACTS"):

               (i) each Contract pursuant to which the Company or any Subsidiary currently leases real property used in the operation of the Business, including the FBO Leases;

               (ii) each Contract for the purchase of fuel after the date hereof by the Company or any Subsidiary;

               (iii) each Contract reasonably expected to involve the future delivery by the Company or any Subsidiary of 500,000 or more gallons of fuel per year to any single customer and any requirements Contracts for fuel;

               (iv) each Contract that has a remaining term in excess of one year, cannot be terminated on less than 90 days' notice (without a monetary penalty) and involves future payments, performance or services or delivery of goods or materials to or by the Company or any Subsidiary of any amount or value reasonably expected to exceed $50,000 in any future 12-month period;

               (v) each license agreement of the Company or any Subsidiary with respect to patents, trademarks, copyrights or other intellectual property rights currently used or to be used by the Company or any Subsidiary (other than those relating to commercial-off-the-shelf software entered into in the ordinary course of business, the annual fees for which do not exceed $5,000 individually, or $50,000 in the aggregate);

               (vi) each joint venture, partnership and other similar Contract involving the sharing of profits of the Company or any Subsidiary with any third-party;

               (vii) each Contract that limits the freedom of the Company or any Subsidiary to compete in any line of business, to compete within any geographic area or with any Person or otherwise materially restricts the Company's or any Subsidiary's ability to solicit or hire any Person or solicit business from any Person;

               (viii) each Contract with current or former stockholders, officers, directors or employees of the Company or any Subsidiary, in each case, that provides for any unsatisfied severance obligation;

               (ix) each collective bargaining agreement or other Contract to or with any labor unions involving the Company's or any Subsidiary's employees;

               (x) any and all broker, distributor or dealer agreements that involve future payments of amounts reasonably expected to exceed $50,000 in any future 12-month period;

               (xi) any and all agreements requiring the incurrence of debt for borrowed money by the Company or any Subsidiary;

               (xii) each Contract relating to the disposition or acquisition of any FBO facility or related business, in each case, since March 1, 2003, including the Initial Acquisition Purchase Agreements, the Project C Acquisition Agreement, the Additional Acquisition Purchase Agreements, if any, and the Additional Acquisition Letters, if any; and

               (xiii) each amendment in respect of any of the foregoing.

          (b) The Scheduled Contracts are in full force and effect. To the Knowledge of the Company, except for the consent requirements listed on Schedule 5.5, no event has occurred that, with notice, the passage of time or both, would constitute a default by the Company or any other party under, or failure of the Company or any other party to comply with a material provision of, any of the Scheduled Contracts, or otherwise give any party a right of termination or material modification thereof. None of the Company, the Subsidiaries or, to the Knowledge of the Company, the other party or parties to such Scheduled Contracts
(i) is in default under the terms of any such Scheduled Contract, (ii) has received a notice that it is in default under, or not in material compliance with, any provision of any Scheduled Contracts or (iii) has delivered any notice to another party alleging any default under, or failure to comply with any material provision of any Scheduled Contract. Each such Scheduled Contract is the valid and binding obligation of the Company or the Subsidiaries, as applicable, and to the Knowledge of the Company, the other party or parties thereto, enforceable by the Company or the Subsidiaries in accordance with the terms of such Scheduled Contracts except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles.

          (c) Except as disclosed on Schedule 5.14(c), as of the Execution Date, to the Knowledge of the Company, no material supplier to or landlord of the Company or any Subsidiary, or any Governmental Entity, has taken, and neither the Company nor any Subsidiary has received any notice that, any material supplier to or landlord of the Company or any Subsidiary, or any Governmental Entity, contemplates taking, any steps to terminate or materially and adversely alter the business relationship of Company with such supplier, landlord or Governmental Entity.

          (d) All of the Company's obligations and the Subsidiaries' obligations to indemnify (including any obligations to advance funds for expenses) any Person for acts or omissions by such Person occurring prior to the Closing Date, whether pursuant to Charter Documents of the Company or any Subsidiary, individual indemnity agreements, board resolutions or otherwise, are listed and described on Schedule 5.14(d).

     5.15 REAL PROPERTY.

          (a) Neither the Company nor any Subsidiary owns any fee interest in real property.

          (b) Schedule 5.15(b)(i) lists all real property leased or subleased, as of the Execution Date, by the Company or any Subsidiary and each Contract pursuant to which the Company or any Subsidiary leases from any other party any real property, including renewals, extensions, modifications or supplements to any of the foregoing. The Company has delivered to Purchaser correct and complete copies of the Contracts listed in Schedule 5.15(b)(i) (the "REAL PROPERTY LEASES"). The Real Property Leases are in full force and effect and have not been modified, amended or, to the Knowledge of the Company, assigned by the Company, any Subsidiary or landlord. Each Real Property Lease is the valid and binding obligation of the Company or any Subsidiary party thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles. Neither the Company nor any Subsidiary has (i) received any notice that the Company or any Subsidiary is in default under, or not in material compliance with any Real Property Lease, or that there may be any material changes in property tax or land use law affecting any Real Property Lease and that would materially impair the use of such property by the Company or any Subsidiary, as currently used, or (ii) delivered any notice to another party alleging any default under, or failure to comply with any material provision of, any Real Property Lease. To the Knowledge of the Company, no event has occurred that, with notice, the passage of time or both, would constitute a material default by the Company or any Subsidiary under, or failure of the Company or any Subsidiary to comply materially with any provision of, any Real Property Lease, or otherwise give any party a right of termination or modification thereof.

          (c) The property covered by the Real Property Leases constitutes all of the real property (other than the Non-FBO Assets) currently used in the conduct of the Business, other than the Easterwood Airport Fixed Base Operation Lease Agreement, effective October 1, 2003 between The Texas A&M University and Trajen, Inc., and the Company's leasehold interests in such leased real property are free and clear of Liens, except for Permitted Liens.

          (d) (i) Neither the Company nor any Subsidiary has received written notice of any threatened condemnation proceedings, lawsuits or administrative actions relating to any of the real property used in the Business, and there are no pending or, to the Knowledge of the Company, threatened, condemnation proceedings, lawsuits or administrative actions relating to any of the real property used in the Business that, in either case, would materially and adversely affect the Business.

               (ii) All facilities, buildings, improvements and other structures used in the Business are located on the real property leased by the Company and the Subsidiaries.

               (iii) To the Knowledge of the Company, none of the real property leased by the Company or the Subsidiaries or any of the structures thereon used in the Business are dependent upon or benefit from any "non-conforming use" or similar zoning classification.

               (iv) Other than in the ordinary course of business (e.g., hangar leases), there are no parties other than the Company or any Subsidiary in possession of any of the real property leased by the Company and the Subsidiaries or any portion thereof, and, other than in the ordinary course of business (e.g., hangar leases), there are no Contracts granting to any party or parties the right of use or occupancy of any of such leased real property or any portion thereof.

               (v) To the Knowledge of the Company, legal descriptions for the real property contained in the Real Property Leases adequately describe the leased real property subject thereto. To the Knowledge of the Company, all structures on the real property leased by the Company and the Subsidiaries are located within the boundary lines of the leased real property and no structures, facilities or other improvements on any parcel adjacent to any of the leased real property encroach in any material respect onto any of the real property leased by the Company or the Subsidiaries. To the Knowledge of the Company, all structural, mechanical and other physical systems related to the real property leased by the Company or any Subsidiary are in a condition sufficient, in all material respects, to operate the Business in accordance with past practices.

               (vi) Except as set forth on Schedule 5.15(d)(vi), the Company is not obligated to any third party to make any capital expenditures that exceed $100,000 individually, or $500,000 in the aggregate, for real property fixtures or improvements thereon.

          (e) Schedule 5.15(e) contains a list, as of the Execution Date, of all hangar space, office space and real property subleased by the Company or any Subsidiary to any other party, other than leases that may be terminated on less upon less than 60 days' notice or that require rental payments of less than $10,000 per month. All subleases identified on Schedule 5.15(e) (the "LANDLORD PROPERTY LEASES") are in full force and effect, have not been modified, amended or, to the Knowledge of the Company, assigned. Each Landlord Property Lease is the valid and binding obligation of the Company or any Subsidiary party thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles. The Company has delivered to Purchaser complete and accurate copies of each Landlord Property Lease.

     5.16 PERSONAL PROPERTY. Except as described in Schedule 5.16, the Company or a Subsidiary has good title to (or a valid leasehold interest in) all of the tangible personal property (other than the Non-FBO Assets) currently used in the conduct of the Business, and such title or leasehold interests are free and clear of Liens, except for Permitted Liens. The Company has valid titles and registrations for each motor vehicle owned by the Company and the Subsidiaries, all of which owned as of the Execution Date are listed on Schedule 5.16 and copies of which have been delivered to Purchaser.

     5.17 INTELLECTUAL PROPERTY.

          (a) Schedule 5.17(a) identifies all of the following intellectual property (the "INTELLECTUAL PROPERTY") which is, as of the date of this Agreement, used by the Company or any Subsidiary: (i) all registered trademarks and service marks (collectively, "TRADEMARKS"), (ii) all patents and pending applications to patent any technology or design which are material to the Business, (iii) all registrations of and applications to register copyrights which are material to the Business, and (iv) all material licenses to which the Company is the licensee relating to technology, know-how, or software used by the Business, whether proprietary to the Company or licensed or otherwise authorized to use by others.

          (b) The Company and the Subsidiaries have good title (free of Liens other than Permitted Liens) to, or are duly licensed to use (or permitted by similar agreement to use) each item of Intellectual Property. The use by the Company or any Subsidiary of the Intellectual Property does not infringe any rights of any third party and, to the Knowledge of the Company, no activity of any third party infringes upon the rights of the Company or any Subsidiary with respect to any of the Intellectual Property. Neither the Company nor any Subsidiary has received notice of any claims asserted by any Person with respect to challenging the ownership, validity, enforceability or use of the Intellectual Property, nor to Knowledge of the Company, are there any valid grounds for any such bona fide claims. To the extent the Company or any Subsidiary uses any Intellectual Property owned by a third party, the Company or any Subsidiary has a license with such third party for the use of such Intellectual Property and is not in default under any such license.

     5.18 INSURANCE. Schedule 5.18 lists all insurance policies insuring the Business and the Company's or any Subsidiary's assets (the "INSURANCE POLICIES") maintained by or on behalf of the Company and the Subsidiaries and includes a description of any material self-insurance arrangements currently in effect with respect to the Company and the Subsidiaries. Each such Insurance Policy is in full force and effect. All insurance premiums currently due with respect to such Insurance Policies have been paid. Neither the Company nor any Subsidiary has received notice of cancellation or non-renewal of any such Insurance Policy. Except as set forth on
Schedule 5.18, there are no claims related to or arising out of the operation of the Business pending under any Insurance Policies.

     5.19 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 5.19 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company or any Subsidiary has an account or safe deposit or lock box and the names and identification of all persons authorized to draw on it or to have access to it.

     5.20 RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 5.20, no stockholder, officer or director of the Company or any Subsidiary or immediate family member thereof (a) is presently a party to any material agreement with the Company or any Subsidiary or (b) owns any interest in any assets of the Company or any Subsidiary. Any and all contracts between the Company on the one hand and any Affiliate of the Company on the other hand (other than the Company's Charter Documents) are listed on Schedule 5.20, and the Company has delivered to Purchaser complete and correct copies of each such contract.

     5.21 BROKER. The Company is not liable for any investment banking fee, finder's fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein that will be the obligation of the Company, any Subsidiary or Purchaser. The Company is not a party to any agreement, and has not committed any act which might give rise to any valid claim against the Company, any Subsidiary or Purchaser for any such fee, commission or similar payment.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company and the Securityholders as follows:

     6.1 ORGANIZATION; EXISTENCE AND GOOD STANDING. Purchaser is a limited liability company, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own, lease and operate the properties and assets it currently owns, leases and operates and to carry on its business as such business is currently conducted. Purchaser is qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions where the nature of its properties or business requires such qualification.

     6.2 AUTHORITY; ENFORCEABILITY. Purchaser has the full power, legal capacity and authority to execute this Agreement and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser is a party. The execution, delivery and performance of this Agreement has been, and the execution, delivery and performance of the other Transaction Documents to which Purchaser will be a party as of the Closing will have been, duly and validly authorized by Purchaser. This Agreement constitutes, and each of the other Transaction Documents to which Purchaser will be a party as of the Closing will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Legal Requirements relating to or affecting creditors' rights generally or by equitable principles. Except for the approvals required under the HSR Act, Purchaser has, in accordance with all Legal Requirements, the Charter Documents of Purchaser, and any Contracts to which Purchaser is a party, obtained all approvals and taken all actions necessary for the authorization, execution, delivery and performance by Purchaser, of this Agreement and the other Transaction Documents.

     6.3 NO VIOLATIONS. The execution and delivery of this Agreement and the other Transaction Documents by Purchaser does not and will not, and the performance and compliance with the terms and conditions hereof and thereof by Purchaser and the consummation of the transactions contemplated hereby and thereby by Purchaser will not:

          (a) violate, conflict with, result in a breach or constitute a default under any of the provisions of Purchaser's Charter Documents; or

          (b) except for approval under the HSR Act or as set forth on Schedule 6.3, violate, conflict with, result in a breach or constitute a default under any provision of or require any notice, filing, consent, authorization or approval under any Legal Requirement binding upon Purchaser or any Contract to which Purchaser is a party or which it or its assets are otherwise bound or subject to.

     6.4 LEGAL PROCEEDINGS. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser that (a) challenge the validity or enforceability of any of Purchaser's obligations under this Agreement or the other Transaction Documents to which Purchaser is or will be a party or (b) seek to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by Purchaser of the transactions contemplated herein or therein.

     6.5 ACQUISITION AS INVESTMENT. Purchaser is acquiring the Shares for its own account, not as a nominee or agent, as an investment without the present intent or conduct to sell, transfer or otherwise distribute the Shares to any other Person. Purchaser acknowledges and understands that the Shares are not registered under the Securities Act of 1933, as amended.

     6.6 FINANCING. Purchaser has the financial capacity to perform all of its obligations under this Agreement, and Purchaser has currently available all funds, resources and capabilities necessary to pay the Purchase Price and any other amounts contemplated by this Agreement and to perform its obligations under this Agreement. Without limiting the foregoing, Purchaser's ability to consummate the transactions contemplated hereby is not contingent on Purchaser's ability to complete any public offering or private placement of equity or debt securities, for which Purchaser does not already have commitments, on or prior to the Closing Date.

     6.7 BROKER. Purchaser is not liable for any investment banking fee, finder's fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein that will be the obligation of the Company or any Seller. Purchaser is not a party to any agreement, and has not committed any act which might give rise to any valid claim against any Seller, the Company or any Subsidiary for any such fee, commission or similar payment.

                                   ARTICLE VII
                         COVENANTS AND OTHER AGREEMENTS

     7.1 COVENANTS REGARDING CONDUCT OF BUSINESS. From the date hereof through Closing, except as permitted or required by the other terms of this Agreement or consented to or approved in writing by Purchaser, which consent or approval will not be unreasonably withheld or delayed, the Company shall conduct and cause the Subsidiaries to conduct the business operations, activities and practices of the Company and the Subsidiaries in all material respects consistent with their past practices (including with respect to managing working capital, collection of accounts receivable and payment of accounts payable). Without limiting the foregoing, without the consent or approval of Purchaser, which consent or approval will not be unreasonably withheld, neither the Company nor any Subsidiary shall, except as otherwise permitted or required by the other terms of this Agreement:

          (a) amend its Charter Documents;

          (b) change the number of its shares of authorized or issued capital stock (or other authorized capital) or issue, grant or sell any equity interests (or options or warrants) or any other securities or obligations convertible into or exchangeable for shares of its capital stock, in each case, except for issuances of Common Stock upon the exercise of any of the Options or Warrants;

          (c) except for the Non-FBO Asset Distribution, declare or pay dividends or make any other distributions in respect of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

          (d) incur any Borrowed Money Debt other than Borrowed Money Debt to be included in the Debt Payoff Amount;

          (e) mortgage, pledge or subject to any Lien (other than a Permitted Lien or a Lien securing any Borrowed Money Debt), any of the assets or properties of the Company or any Subsidiary;

          (f) settle any litigation, action or claim other than (i) claims involving less than $200,000 in the aggregate or (ii) settlements settled through insurance proceeds;

          (g) other than in the ordinary course of business or except as required by applicable Legal Requirements or Benefit Plans or as set forth on
Schedule 7.1(g), (i) increase the annual level of compensation of any executive officer or other employee of the Company or the Subsidiaries, (i) grant any bonus, benefit or other direct or indirect compensation to any executive officer or other employee, (iii) materially increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the executive officers or other employee of the Company or any of its Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (iv) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) involving any executive officer or other employee;

          (h) make, change or revoke any election in respect of Taxes, change an annual accounting period, make any agreement or settlement with any Taxing Authority, file any amended Tax Return, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

          (i) except as may be required as a result of applicable Legal Requirements or under GAAP, change in any material respect any accounting method;

          (j) sell, assign, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business or pursuant to the Non-FBO Asset Distribution;

          (k) terminate, amend or fail to renew any material Permit other than in the ordinary course of business and consistent with past practice;

          (l) terminate, amend or fail to renew any Insurance Policies other than in the ordinary course of business and consistent with past practice;

          (m) commit a breach of or fail to perform material obligations under, or except as set forth on Schedule 7.1(m), amend, modify or terminate any material Contract without Purchaser's prior written consent, provided, that, the foregoing shall not preclude the Company or any Subsidiary from amending or modifying a material Contract without Purchaser's prior written consent if such amendment or modification (i) is in the ordinary course of business, (ii) is not adverse to the Company or any Subsidiary and (iii) the Company provides Purchaser with prompt written notice after such amendment or modification;

          (n) waive any material right or material condition under the Project B Acquisition Agreement and Project C Acquisition Agreement;

          (o) other than in the ordinary course of business, waive or release any material right or claim in favor of the Company or any Subsidiary or cancel or waive any debts or claims against any officer, manager or employee of the Company or any Subsidiary;

          (p) enter into any Contract that would constitute a Scheduled Contract and that would involve future payments, performance of services or delivery of goods or materials to or by the Company or any Subsidiary of any amount or value reasonably expected to exceed $100,000 in any future 12-month period; provided, notwithstanding the foregoing, this clause (p) shall not prohibit the Company from entering into any Contract that solely involves obligations that the Company is not prohibited from incurring under the other clauses of this Section 7.1.; or

          (q) take or agree to take any of the actions described above.

     7.2 ESTOPPELS; CONSENTS; HSR ACT.

          (a) The Company and the Purchaser shall use commercially reasonable efforts to obtain, prior to Closing, any third party consents required in connection with the transactions contemplated by this Agreement. The Company and Purchaser shall use commercially reasonable efforts to obtain, as promptly as practicable, estoppel letters (each an "AIRPORT ESTOPPEL") substantially in the form of Exhibit G, with such modifications as are reasonably agreed to by the Company and Purchaser to address particular circumstances of a particular airport authority, from the airport authorities listed on Schedule 7.2(a).

          (b) In furtherance of the foregoing, the Parties covenant and agree to prepare and submit the Airport Estoppels to the airport authorities listed on
Schedule 7.2(a) within five days following the Execution Date; provided, that, in no event shall any Airport Estoppel be submitted before MIC has, in accordance with applicable Legal Requirements, issued a press release announcing the transactions contemplated hereby, which shall be released within four Business Days following the Execution Date. Purchaser will be available on 36-hour notice from the Company to meet with representatives from the airport authorities. All contact with the airport authorities regarding the Airport Estoppels will be coordinated through the Company. Purchaser will furnish the airport authorities with such evidence and assurances as the airport authorities reasonably request regarding the Purchaser's structure, organization, creditworthiness, insurance coverage and operating experience.

          (c) In the event that any airport authority to which an Airport Estoppel is delivered pursuant to Section 7.2(b) does not respond to the estoppel request within 60 days following the Execution Date, each such airport authority that is designated as a "Required Authority" on Schedule 7.2(a) (each, unless and until removed from Section 7.2(a) in accordance with this Section 7.2(c), a "REQUIRED AUTHORITY") shall be automatically removed as a Required Authority from Schedule 7.2(a). In the event that an airport authority has not responded to an estoppel request within 35 days following the Execution Date, the Company shall use commercially reasonable efforts to provide Purchaser and its representatives with access to such airport authority to permit Purchaser an opportunity to obtain a response to the estoppel request within the prescribed 60-day period. In the event that any airport authority to which an Airport Estoppel is delivered pursuant to Section 7.2(b) advises the Company or the Purchaser within 60 days following the Execution Date that it does not, as a matter of policy or otherwise, respond to requests for estoppel or furnish estoppel letters, each such airport authority that is a Required Authority shall be automatically removed as a Required Authority from Schedule 7.2(a). The removal of any Required Authority from Schedule 7.2(a) pursuant to this Section 7.2(c) is referred to as an "AUTOMATIC ELIMINATION."

          (d) In the event that an Airport Estoppel is not received from any Required Authority within 90 days following the Execution Date and such airport authority has not been subject to an Automatic Elimination pursuant to Section 7.2(c), Purchaser may on or before the fifth day following such 90th day elect to remove such airport authority from the list of Required Authorities on Schedule 7.2(a). In the event that Purchaser elects not to remove any such airport authority from the list of Required Authorities on Schedule 7.2(a), the Seller Representative may on or before the tenth day following such 90th day after the Execution Date terminate this Agreement or extend the estoppel period with respect to such airport authority for an additional 30-day period. In the event such Airport Estoppel has not been obtained during such additional 30-day period, the Seller Representative may elect to extend such estoppel period for an additional 30 days or terminate this Agreement. In the event such Airport Estoppel has not been obtained during such additional 30-day period, the Seller Representative may elect to extend such estoppel period for up to an additional 30 days or terminate this Agreement. If any Airport Estoppel has not been obtained from any Required Authority (excluding any Required Authority subject to an Automatic Elimination) within 180 days following the Execution Date, Purchaser or the Seller Representative may terminate this Agreement.

          (e) In the event that any Required Authority responds to the estoppel request within 60 days following the Execution Date and indicates that consent is required of such Required Authority (notwithstanding the absence of any consent requirement in the FBO Lease between such airport authority and the Company) in connection with the transactions contemplated by this Agreement, the Company and Purchaser shall use commercially reasonable efforts to obtain, as promptly as practicable, consent from such Required Authority. These efforts would include submitting a consent request in the form requested by the Required Authority or, if the Required Authority does not request a particular form, in a form reasonably acceptable to Purchaser and the Seller Representative. If a Required Authority conditions its consent on making modifications to the applicable FBO Lease, Purchaser will agree to such modifications as long as the modifications do not materially impact the Company's Business or consolidated financial results, including as a result of material obligations to finance capital expenditures imposed by a Required Authority. If any consent requested of a Required Authority is not obtained from such Required Authority within 90 days following the Execution Date, Purchaser may on or before the fifth day following such 90th day elect to remove such airport authority from the list of Required Authorities on Schedule 7.2(a). In the event that Purchaser elects not to remove any such airport authority from the list of Required Authorities on
Schedule 7.2(a), the Seller Representative may on or before the tenth day following such 90th day after the Execution Date terminate this Agreement or extend the consent period with respect to such airport authority for an additional 30-day period. In the event such consent has not been obtained during such additional 30-day period, the Seller Representative may elect to extend such consent period for an additional 30 days or terminate this Agreement. In the event such consent has not been obtained during such additional 30-day period, the Seller Representative may elect to extend such consent period for up to an additional 30 days or terminate this Agreement. If a requested consent has not been obtained from any Required Authority within 180 days following the Execution Date, Purchaser or the Seller Representative may terminate this Agreement.

          (f) No later than 10 Business Days following the Execution Date, Purchaser and the Company shall make such filings as may be required by the HSR Act with respect to the transactions contemplated by this Agreement and the other Transaction Documents. Thereafter, Purchaser and the Company shall file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act or otherwise including requests for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the Execution Date. Without limiting the foregoing, Purchaser and the Company shall use commercially reasonable efforts to cooperate and oppose any preliminary injunction sought by any Governmental Entity under the HSR Act preventing the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, neither the Company nor Purchaser will be required to divest any of its assets in connection with these efforts. Purchaser shall pay the statutory filing fee associated with filings under the HSR Act.

          (g) Purchaser and the Company shall cause their respective counsel to furnish the other party such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. Purchaser and the Company shall cause their respective counsel to supply to the other party copies of all correspondence, filings or written communications by such Party or its Affiliates with any Governmental Entity or staff members thereof, with respect to the transactions contemplated by this Agreement and the other Transaction Documents, except for documents filed pursuant to Item 4(c) of the HSR Notification and Report Form or communications regarding the same, documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal any Party's negotiating objectives, strategies or purchase price expectations.

     7.3 ACCESS AND ASSISTANCE.

          (a) Upon receipt of reasonable advance notice, the Company will afford to Purchaser and its authorized representatives reasonable access from the Execution Date through the Closing Date, during normal business hours, solely in furtherance of Purchaser's investigation of the Company, the Subsidiaries and the transactions contemplated hereby, to the Company's (including the Company's and each Subsidiary's) offices, properties, and books and records, and to the Company's (including the Company's and each Subsidiary's) officers and management team, and will furnish to Purchaser such additional information regarding the business of the Company and the Subsidiaries as Purchaser may reasonably request, to the extent that such access and disclosure would not violate the terms of any agreement to which the Company or any Subsidiary is bound, any applicable Legal Requirement, result in any loss of attorney-client or other privilege or significantly disrupt the Company's operations. All information obtained pursuant to this Section shall be "Confidential Information" as defined in the Confidentiality Agreement and shall be subject to the terms thereof. Notwithstanding anything to the contrary contained herein, prior to Closing, without prior written consent of the Company, which may be withheld for any reason, Purchaser shall not contact any suppliers to, or customers of, the Company or any Subsidiary with respect to the transactions contemplated hereby.

          (b) The Company will furnish to Purchaser, promptly after the completion thereof by KPMG (but in any event no later than May 31, 2006), the audited balance sheet of the Company and its consolidated subsidiaries as of December 31, 2005, and the related audited statements of income, stockholders' equity and cash flows of the Company for the year then ended, prepared in accordance with GAAP applied on a consistent basis in a form that complies with Regulation S-X under the Securities Act (the "AUDITED 2005 FINANCIAL STATEMENTS"). On or before the 45th day following the end of each fiscal quarter ending on or before the Closing (to the extent such 45th day falls on a date prior to the Closing Date), the Company will furnish to Purchaser an unaudited quarterly balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal quarter, and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the quarter then ended, in a form that complies with Regulation S-X under the Securities Act and such other information reasonably requested by the managing underwriter in connection with any registered offering. On or before the 30th day following the end of each month ending on or before the Closing (to the extent such 30th day falls on a date prior to the Closing Date), the Company will furnish to Purchaser an unaudited monthly balance sheet of the Company and its consolidated subsidiaries as of the end of such month, and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the month then ended, in a form consistent with monthly financial statements historically prepared by the Company. The Company shall use commercially reasonable efforts, at Purchaser's sole cost and expense, to obtain comfort letters from the Company's accountants regarding information about the Company and the Subsidiaries as reasonably requested by the managing underwriter in connection with any registered offering or otherwise, and the consent of such accountants to the inclusion of that information in appropriate filings with the Securities and Exchange Commission. The Parties acknowledge and agree that a material inducement to the Company and Sellers entering into this Agreement is the absence of a condition to closing predicated upon Purchaser's ability to obtain financing to consummate the transactions contemplated by this Agreement. Accordingly, the closing of the transactions contemplated by this Agreement shall not be conditioned upon the receipt of any such financing, and Purchaser hereby agrees that absent willful or intentional breach of this Section 7.3(b) by the Company the condition set forth in Section 8.1(a) shall be deemed satisfied.

          (c) From and after the Execution Date, the Seller Representative shall cooperate fully (and prior to the Closing shall cause the Company and the Subsidiaries to cooperate fully), as and to the extent reasonably requested by the Purchaser, in connection with the filing of Tax Returns. From and after the Closing Date, the Seller Representative shall cooperate fully, as and to the extent reasonably requested by the Purchaser, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. In each case, such cooperation shall include the retention and (upon the Purchaser's request) the provision of records and information which are reasonably relevant to any such Tax Return filing, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser shall reimburse the Seller Representative for reasonable out-of-pocket expenses incurred by the Seller Representative in connection with its compliance with this Section 7.3(c).

     7.4 EMPLOYEE MATTERS.

          (a) On or prior to Closing, the Company and the Subsidiaries shall discharge and pay all bonuses accrued through the Closing Date.

          (b) Effective on the Closing Date, the Company and the Subsidiaries shall cause the employment of (i) Daniel Bucaro and the DOD & IT Employees to be transferred to Trajen, Inc. or Trajen Systems LP and (ii) all other employees of Trajen, Inc. (or its successor) or Trajen Systems LP to be transferred to Trajen Flight Support, L.P.

          (c) For purposes of eligibility, vesting and benefits under any vacation and severance programs, Purchaser shall cause the employee benefit plans and programs maintained by Purchaser and its Affiliates to credit the individuals employed by the Company and the Subsidiaries on the Closing Date, after taking into account the transfers required by Section 7.4(b) ("CONTINUING EMPLOYEES") with their service with the Company and its Affiliates (and any predecessors) to the extent such service was recognized under a similar plan of the Company or a Subsidiary as of the Closing.

          (d) Purchaser shall either cause the Company to continue its employee benefit plans in effect on the Closing or provide the Continuing Employees with employee benefit plans on the same basis as such plans are provided to comparable employees of Purchaser and its Affiliates.

          (e) Following the Closing, Purchaser shall ensure that each general manager at each of the Company's and the Subsidiaries' FBO locations is given the opportunity to continue employment for the 12-month period beginning on the Closing Date, and that such employment shall be on substantially the same salary and benefit terms as are in effect on the Closing Date or better; provided, the foregoing shall not prevent Purchaser from terminating any person's employment based on Purchaser's customary performance standards.

          (f) The Company and the Subsidiaries shall cause Trajen Flight Support, L.P. to cease to be a participating employer in the 401(k) Plan as of the Closing Date and shall cause Trajen, Inc. (or its successor) and Trajen Systems LP to cease all participation in any other Company Benefit Plans.

          (g) On or immediately prior to the Closing, the Company shall cause the spinoff from its cafeteria plan of the accounts of the DOD & IT Employees under such plans to a new cafeteria plan established by Trajen, Inc. (or its successor) or Trajen Systems LP Following the Closing the Company and Purchaser shall take all reasonable actions with respect to the cafeteria plan to help effectuate such spinoff.

          (h) To the extent any of the employees transferred in connection with the Non-FBO Asset Distribution are entitled to continuation coverage under a Company group health plan following the Closing pursuant to Section 4980B of the Code, the entities included in the Non-FBO Assets shall be responsible for providing notices and any required coverage.

          (i) The Company shall cause the accounts of all Continuing Employees in the 401(k) Plan to become 100% vested as of the Closing Date.

          (j) The Company will use commercially reasonable efforts to obtain stockholder approval in a manner that satisfies the requirements of Section 280G(b)(5) of the Code with respect to the matters listed on Schedule 5.9(g).

          (k) The Company and the Subsidiaries shall cause all Company Benefit Plans, other than the 401(k) Plan, to be amended to the extent required to ensure that employees of post-Closing affiliates of the Purchaser, other than the entities acquired pursuant to this Agreement, shall not be eligible to participate in any Company Benefit Plan.

     7.5 DISTRIBUTION OF NON-FBO ASSETS. On or prior to the Closing, the Company and the Subsidiaries shall distribute or dispose of the equity interests of the entities listed in the definition of "Non-FBO Assets" on the terms described in
Schedule 7.5 (such transactions referred to herein as the "NON-FBO ASSET DISTRIBUTION"). In the event that applicable Tax laws are revised or new Tax laws are adopted prior to Closing that adversely affect the tax treatment of the Non-FBO Asset Distribution, Purchaser and the Seller Representative will negotiate in good faith to revise Schedule 7.5 that permits for a tax efficient distribution of the Non-FBO Assets in a manner reasonably acceptable to Purchaser and the Seller Representative. In connection with the Non-FBO Asset Distribution, the entity or entities subject to such distribution will retain all liabilities and obligations associated with the ownership, operation and distribution of the Non-FBO Assets and will indemnify the Purchaser Indemnitees with respect to such liabilities and obligations as more specifically described on Schedule 7.5. The entity or entities subject to such Non-FBO Asset Distribution shall not make any distribution or otherwise take any action the purpose of which is to evade or circumvent the foregoing indemnity prior to the eighteen-month anniversary of the Closing Date. In the event that such entities do not for any reason satisfy such indemnification obligations, Purchaser and the Seller Representative will execute a joint instruction letter directing the Escrow Agent to disburse Escrow Funds (to the extent such funds remain available) to Purchaser to satisfy such required indemnification obligations.

     7.6 REMEDIATION. With respect to the two small spills of jet fuel at the Casper, Wyoming FBO described in the most recent Phase I related to such FBO included in Schedule 5.8 and Aspen, Colorado FBO described in the most recent Phase I related to such FBO included in Schedule 5.8, the Company shall use commercially reasonable efforts to (a) obtain a determination from the appropriate Governmental Entity that no remedial action is required or (b) remediate any contamination resulting from the spills to the extent required by the appropriate Governmental Entity, in each case prior to the Closing Date.

     7.7 PUBLIC ANNOUNCEMENTS. The Parties agree that, except to the extent necessary to comply with the requirements of (a) applicable Legal Requirements,
(b) any listing agreements with securities exchanges or (c) the rules, regulations or orders of any other Governmental Entity, no press release or similar public announcement or communication shall ever, whether prior to or subsequent to the Closing, be made or caused to be made concerning the specific terms of this Agreement unless approved in advance by Purchaser and Seller Representative;

provided, with respect to any press release or similar public announcement or communication permitted hereby, the Parties agree that each shall give reasonable notice and consult with each other prior to issuing any such press release or otherwise making a public announcement or communication. Notwithstanding the foregoing, the Sellers and the Company hereby consent to Purchaser and its Affiliates disclosing information regarding the Company, Subsidiaries and Business, to the extent contemplated by Section 7.3(b) and provided such disclosure is made in accordance with and pursuant to Legal Requirements (including applicable federal securities laws and stock exchange listing rules).

     7.8 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of Purchaser and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to ensure the satisfaction of its conditions to Closing set forth herein.

     7.9 RESTRICTIVE COVENANTS.

          (a) From and after the Closing Date and until the third anniversary thereof, each Seller (other than any Seller who continues to be employed by the Company or any Subsidiary on a full-time basis after the Closing) agrees, solely with respect to itself, not to directly or through a direct or indirect subsidiary thereof (i) purchase, invest in or fund any FBO at any of the airports listed in Schedule 7.9, (ii) open for business, invest in, fund or otherwise assist the establishment of a new FBO at any of the airports listed in
Schedule 7.9, or (iii) solicit or hire any employee of Purchaser or any of its Affiliates (but, with respect to the employees of the Company or the Subsidiaries, only those employees of the Company and the Subsidiaries that accept offers of permanent employment with Purchaser or any of its Affiliates from and after the Closing); provided, such limitation shall not preclude Sellers or any of their Affiliates from employing any Person who is no longer employed by Purchaser or any of its Affiliates at the time such Person contacts such Seller or Affiliate on his or her own initiative without any direct or indirect solicitation by or encouragement from Seller or its Affiliates.

          (b) Notwithstanding the foregoing, any Seller may (i) own, solely as an investment, up to 1.0 % of any class of securities of any Person if such securities are listed on any national or regional securities exchange so long as such Seller is not a director, officer, employee or analogously employed or engaged, (ii) be employed by an entity that has operations that would otherwise violate Section 7.9(a) if such Seller's position and job function with such entity does not involve such operations and (iii) be employed by Purchaser or any of its Affiliates.

          (c) Each Seller specifically acknowledges and agrees that the breach by such Seller of its covenants contained in this Section 7.9 would cause Purchaser irreparable harm not compensable solely in damages. Each Seller acknowledges and agrees that it is essential to the effective enforcement of this provision that Purchaser be entitled to the remedy of an injunction and it agrees to the granting of such an injunction, without any showing of damages or posting of any bond, in the event of a breach by such Seller of the terms of this provision; provided, however, that Purchaser shall also be entitled to pursue against such Seller breaching this Section 7.9 any other remedies (at law or in equity) available to Purchaser under this Agreement.

          (d) A breach of this Section 7.9 by any particular Seller shall not be imputed to the other Sellers.

     7.10 NON-SOLICITATION. Purchaser agrees that it shall not, and shall cause its Affiliates not to, from the date hereof through February 16, 2008, solicit or hire any employee of the Company or any Subsidiary; provided that such limitation shall not preclude Purchaser or any of its Affiliates from employing any Person who is no longer employed by the Company or the Subsidiaries at the time such Person contacts Purchaser on his or her own initiative without any direct or indirect solicitation by or encouragement from Purchaser or its Affiliates. This Section 7.10 shall terminate and have no further force or effect in the event the Closing occurs.

     7.11 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) Purchaser agrees that all rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former directors and officers of the Company and the Subsidiaries currently indemnified by the Company and the Subsidiaries (collectively, the "COVERED PERSONS") as provided as of the date hereof in their respective Charter Documents, individual indemnity agreements, board resolutions or otherwise, to the extent described on Schedule 5.14(d), shall survive the transactions contemplated herein and shall continue in full force and effect in accordance with their terms, but solely with respect to claims by Persons other than the parties to this Agreement, for a period of not less than six years from the Closing Date. Purchaser and the Company shall not amend, repeal or otherwise modify such arrangements in any manner that would adversely affect the rights of the Covered Persons thereunder with respect to indemnification for claims by Persons other than the parties to this Agreement.

          (b) Purchaser shall cause the Company and the Subsidiaries to honor, to the fullest extent permitted by applicable Legal Requirements, all of the Company's obligations and the Subsidiaries' obligations to indemnify (including any obligations to advance funds for expenses) the Covered Persons for acts or omissions by such Covered Persons occurring prior to the Closing Date to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to Charter Documents of the Company or any Subsidiary, individual indemnity agreements, board resolutions or otherwise, to the extent described on Schedule 5.14(d), but solely with respect to claims by Persons other than the parties to this Agreement, and such obligations shall survive the Closing and shall continue in full force and effect in accordance with the terms of such arrangements until the expiration of the applicable statute of limitations with respect to any claims by Persons other than the parties to this Agreement against such Covered Persons arising out of such acts or omissions; provided, however, that such indemnification rights shall not apply to any Covered Person with respect to any liability that such Covered Person is obligated to indemnify Purchaser or any Purchaser Indemnitee under Section 10.2 of this Agreement.

     7.12 RELEASE. As of the Closing, each Seller hereby fully and irrevocably releases, acquits and forever discharges the Company and the Subsidiaries, and each of their respective past, present and future officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, representatives, employees, principals, agents, Affiliates, parents, subsidiaries (direct and indirect), joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the "RELEASED PARTIES") from any and all actions, claims, counterclaims, suits, causes of action, judgments, damages, demands and liabilities, of every kind and nature whatsoever, including taxes (including taxes under Sections 409A and 4999 of the Code), past, present or future, at law or in equity, whether known or unknown, contingent or otherwise, relating to or arising out of the ownership or acquisition of Shares of or the business and affairs of the Company and the Subsidiaries, in each case, which any such Seller had, have or may have had at any time in the past until and including the Closing Date, including any claims regarding the allocation and distribution of the Purchase Price pursuant to
Section 2.4(b) (collectively, "RELEASED CLAIMS"). Notwithstanding the foregoing, the Released Claims shall not include (i) exculpation and indemnification rights set forth in the Company's Charter Documents or any written indemnification agreement, to the extent described on Schedule 5.14(d), (ii) rights under directors and officers insurance policies and Section 7.11 hereof, (iii) any amounts due such Seller for compensation or expense reimbursement, (iv) any vested and accrued interest of such Seller in, or benefit to such Seller under, any Benefit Plan, (v) rights arising under this Agreement or any other Transaction Document, other than any claims regarding the allocation and distribution of the Purchase Price pursuant to Section 2.4(b) or (vi) rights of Madison Capital Funding LLC and its Affiliates solely in their capacity as lenders to the Company (collectively, the "EXCLUDED CLAIMS"). The releases, acquittals and discharges in this Section 7.12 are conditioned on the consummation of the Closing.

     7.13 NO SHOP. From the Execution Date through the Closing or earlier termination of this Agreement, each Seller agrees not to sell or otherwise transfer any of its Shares to any other Person, and each Seller and the Company agree not to, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, any Person or group of Persons (other than Purchaser and its Affiliates) concerning any acquisition of an equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets (other than in the ordinary course of business and as specifically permitted pursuant to this Agreement) of the Company, any Subsidiary or any of their assets, or any disposition of any of such Seller's Shares (other than pursuant to the transactions contemplated by this Agreement), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

     7.14 FCC LICENSES. The Company will use commercially reasonable efforts to assist Purchaser with obtaining replacement licenses and associated permits, and any associated required consents or approvals, in each case, from the Federal Communications Commission as of or following the Closing to enable the Company and the Subsidiaries to continue to operate the FBO Business immediately following Closing insofar as matters related to the Federal Communications Commission is concerned in a manner consistent in all material respects with its operation prior to Closing, which efforts shall include providing Purchaser with information about the Company and its Subsidiaries as may be required for such licenses, permits, consents or approvals.

     7.15 USE OF TRAJEN NAME. During the period beginning on the Closing Date and ending on the first anniversary thereof, Purchaser, the Company and the Subsidiaries hereby grant to the entities owned by the Securityholders (and which retain the Non-FBO Assets following the Non-FBO Asset Distribution) and any Affiliates of such entities the exclusive right to use the names "Trajen Systems LP," "Trajen, Inc." and the name of any successor entity of Trajen, Inc. that includes the term "Trajen" (so long as the name of such successor entity is not one then used by the Purchaser, the Company and the Subsidiaries). Immediately following the first anniversary of the Closing Date, the entities owned by the Securityholders (and which retain the Non-FBO Assets following the Non-FBO Asset Distribution) and their Affiliates shall cease using the name "Trajen."

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     8.1 PURCHASER'S CLOSING CONDITIONS. Purchaser's obligation to consummate the transactions contemplated under this Agreement is subject to the satisfaction (or to the extent permitted by applicable Legal Requirements, waiver by Purchaser), on or prior to the Closing Date, of each of the following conditions:

          (a) Each Seller and the Company shall have performed and complied in all material respects with all covenants (except as otherwise contemplated by Section 7.3(b)) required by this Agreement to be performed or complied with by such Seller or the Company, as the case may be, on or prior to the Closing Date.

          (b) The representations and warranties of each Seller in this Agreement shall be true and correct in all material respects as of the Execution Date (except to the extent such representations speak to an earlier date, in which case as of such earlier date) and as of the Closing Date (except to the extent such representations speak to an earlier date, in which case as of such earlier date). The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Execution Date (except to the extent such representations speak to an earlier date, in which case as of such earlier date). The representations and warranties of the Company in this Agreement shall be true and correct as of the Closing Date (except to the extent such representations speak to an earlier date, in which case as of such earlier date) except to the extent the failure of such representations and warranties to be true and correct as of the Closing Date (i) relates to events or circumstances first occurring after the Execution Date,
(ii) is not attributable to a breach of the Company's covenants in Section 7.1 and (iii) has not had, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (provided that for purposes of determining whether the condition set forth in this sentence has been satisfied, all "Material Adverse Effect" and other materiality qualifiers contained in the Company's representations and warranties shall be disregarded). For purposes of determining whether the condition in this Section 8.1(b) has been satisfied, any breach of representation or warranty arising from any Seller's or the Company's and the Subsidiaries' compliance with the express terms of this Agreement shall be disregarded.

          (c) Purchaser shall have received from Sellers and the Company the documents required to be delivered at Closing pursuant to Section 2.4(a).

          (d) The Company shall have closed the Project A Acquisition and the Project B Acquisition, in each case on the terms and conditions set forth in the Project A Purchase Agreement and the Project B Purchase Agreement, respectively, and the Company shall not have waived any material right or any material condition set forth in the Project A Purchase Agreement or the Project B Purchase Agreement without the prior written consent of Purchaser.

          (e) The Company shall have completed the Non-FBO Asset Distribution in accordance with Section 7.5.

          (f) The Company shall have received the required consent of the lessor party to the Company's ground lease at its Hayward, California FBO in connection with the Non-FBO Asset Distribution.

          (g) The Company shall have received executed Airport Estoppels from each of the airport authorities designated as a "Required Authority" on Schedule 7.2(a) except for those Airport Estoppels that are removed from the list of "Required Authorities" in accordance with Section 7.2.

          (h) The waiting period applicable to the consummation of the purchase and sale of the Shares under the HSR Act shall have expired or have been terminated.

          (i) No restraining order, injunction or other order issued by any court of competent jurisdiction preventing the consummation of the purchase and sale of the Shares or the other transactions contemplated by this Agreement and the other Transaction Documents (brought by a third party not affiliated with the Parties) shall be in effect.

          (j) (i) There shall not have been any damage, destruction or other casualty loss with respect to any asset or property owned or leased by the Company or any Subsidiary, (ii) neither the Company nor any Subsidiary or, to Knowledge of the Company, any other party, shall have terminated, amended or modified, or, to the Knowledge of the Company, threatened to terminate, amend or modify, any material Scheduled Contract or material Permit, (iii) there shall not have been any strike, walkout, or other significant labor event or threat thereof and (iv) there shall not have been any actual or, to the Knowledge of the Company, threatened change, in the business relationship with, or any loss or, to the Knowledge of the Company, threatened loss of, any business relationship of the Company with its landlords, suppliers, customers or Governmental Entities which, in the case of clauses (i) through (iv), has had or would reasonably be expected to have a Material Adverse Effect.

          (k) At least 14 days prior to the Closing, the Company shall have delivered to Purchaser: (i) copies of all correspondence and agreements between the Company and/or any of its Subsidiaries, on the one hand, and any Securityholder or Securityholders, on the other hand, with respect to any payments that could result in or constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code); and (ii) a schedule setting forth the name of any

Securityholder who is expected to receive a parachute payment and the expected amount of the "excess parachute payment" (as defined in Section 280G(b)(1) of the Code); provided, that, in no event shall the total amount of any such excess parachute payments exceed $500,000.

     8.2 SELLERS' CLOSING CONDITIONS. Sellers' obligations to consummate the transactions contemplated under this Agreement are subject to the satisfaction (or to the extent permitted by applicable Legal Requirements, waiver by the Seller Representative on behalf of Sellers), on or prior to the Closing Date, of each of the following conditions:

          (a) Purchaser shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (b) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date (except to the extent such representations speak to an earlier date, in which case as of such earlier date).

          (c) The waiting period applicable to the consummation of the purchase and sale of the Shares under the HSR Act shall have expired or have been terminated.

          (d) Sellers shall have received from Purchaser the documents required to be delivered at Closing pursuant to Section 2.4(b).

          (e) No restraining order, injunction or other order issued by any court of competent jurisdiction preventing the consummation of the purchase and sale of the Shares or the other transactions contemplated by this Agreement and the other Transaction Documents (brought by a third party not affiliated with the Parties) shall be in effect.

                                   ARTICLE IX
                               TERMINATION RIGHTS

     9.1 TERMINATION RIGHTS. This Agreement may be terminated at any time prior to the Closing as follows:

          (a) By mutual written consent of the Seller Representative and Purchaser;

          (b) By the Seller Representative or Purchaser in the event that the Closing has not occurred on or prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement shall have been a material contributing cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

          (c) By the Seller Representative or Purchaser if any permanent injunction, decree or judgment by any Governmental Entity preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

          (d) By the Seller Representative, on behalf of all of the Sellers, in the event (i) Sellers are not in breach of this Agreement and none of their representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.1(b) not to be satisfied or a failure by Sellers to perform their covenants in such a manner as would cause the condition set forth in Section 8.1(a) not to be satisfied, and
(ii) there shall have been a breach of Purchaser's representations and warranties in this Agreement or a failure by Purchaser to perform its covenants in this Agreement in such a manner that the conditions to the Closing set forth in Sections 8.2(a) or 8.2(b) are not reasonably likely to be satisfied prior to the later of (A) the Termination Date or (B) if capable of cure, within ten (10) days after written notice thereof to such other Party prior to the Termination Date;

          (e) By Purchaser in the event (i) Purchaser is not in breach of this Agreement and none of its representations and warranties shall have become and continue to be untrue in a manner that would cause the conditions set forth in
Section 8.2(b) or a failure by Purchaser to perform its covenants in such a manner as would cause the condition set forth in Section 8.2(a) not to be satisfied, and (ii) there shall have been a breach of any Seller's or the Company's representations and warranties in this Agreement or a failure by the Company to perform its covenants in this Agreement in such a manner that the conditions to the Closing set forth in Section 8.1(a) or 8.1(b) are not reasonably likely to be satisfied prior to the later of (A) the Termination Date or (B) if capable of cure, within ten (10) days after written notice thereof to such other Party prior to the Termination Date;

          (f) By Purchaser within five Business Days of the Company's delivery to Purchaser of the Audited 2005 Financial Statements in the event the Audited EBITDA reflected in the Audited 2005 Financial Statements is less than $16,141,895; or

          (g) By Purchaser or the Seller Representative in accordance with
Section 7.2(d) or (e).

     9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.1, all obligations of the Parties hereto shall terminate, except for the provisions of this Section 9.2, and Sections 7.7, 7.10, 10.7, 12.1, 12.2, 12.3, 12.4, 12.5 and 12.9; provided, further, that in the event this Agreement is terminated pursuant to Section 9.1(b), 9.1(d) or 9.1(e), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other Party for any willful and intentional breach of this Agreement, including attorneys' fees and the right to pursue any remedy at law or in equity, and otherwise the Parties shall have no liability to each other under or relating to this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 INDEMNIFICATION BY PURCHASER. Subject to the other terms of this
Article X, from and after the Closing, Purchaser, the Company and the Subsidiaries shall indemnify, defend and hold harmless each Seller and its Affiliates and their respective partners, members, directors, officers, shareholders, employees, successors and assigns (collectively, the "SELLER INDEMNITEES") from and against any and all damages, claims, liabilities, losses, costs and expenses (including reasonable fees and expenses of counsel and court costs) (collectively, "LOSSES") arising out of or resulting from (a) the failure of any of the representations or warranties made by Purchaser in Article VI to be true and correct or (b) the failure of Purchaser to perform any of its covenants or obligations under this Agreement.

     10.2 INDEMNIFICATION BY SECURITYHOLDERS.

          (a) Subject to the other terms of this Article X, from and after the Closing, each Securityholder shall indemnify, defend and hold harmless Purchaser and its Affiliates (which shall include the Company and the Subsidiaries after the Closing) and their respective partners, members, directors, officers, shareholders, employees, successors and assigns (collectively, the "PURCHASER INDEMNITEES" and, together with the Seller Indemnitees, the "INDEMNITEES") from and against any and all Losses arising out of or resulting from (i) the failure of any of the representations or warranties made by such Securityholder in
Article IV or in the Option Termination Agreement or Warrant Termination Agreement to be true and correct or (ii) the failure of such Securityholder to perform any of its obligations, as applicable, under Section 7.9.

          (b) Subject to the other terms of this Article X, from and after the Closing, the Securityholders shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against any and all Losses arising out of or resulting from (i) the failure of the representations and warranties made by the Company in Article V to be true and correct (provided that each Seller's and the Company's compliance with the covenants contained in this Agreement on or prior to the Closing Date shall not result in the failure of such representations and warranties to be true and correct), (ii) the failure of the Company or any of the Sellers to perform any of their respective obligations to be performed by the Company or any Seller under this Agreement (other than the obligations under Section 7.9), (iii) the ownership or operation of the Non-FBO Assets, (iv) the matters identified on Schedule 10.2(b)(iv) or (v) any lawsuit first filed against the Company or any of its Subsidiaries after the Execution Date and before the Closing Date so long as (A) such lawsuit is brought by, and on behalf of, a Person that is not a Purchaser Indemnitee and is initiated, maintained and prosecuted completely independent of any Purchaser Indemnitee and (B) is based on facts or circumstances unrelated to the matters described on Schedule 5.7.

          (c) Subject to the other terms of this Article X, from and after the Closing, the Securityholders shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against any and all fees, Taxes and expenses arising out of or resulting from the Non-FBO Asset Distribution and, to the extent the Non-FBO Asset Distribution gives rise to any income Taxes payable by the Company for the Tax year that includes the Closing Date, effect shall be given to all available credits and deductions, including in respect of existing and future net operating losses and deductions arising from the termination of the Options for purposes of determining the amount of the Securityholders' indemnification obligation under this Section 10.2(c). The Parties acknowledge and agree that no indemnification obligation shall arise under this Section 10.2(c) as a result of any reduction in Tax attributes existing on the Closing Date that occurs as a result of the Non-FBO Asset Distribution and that makes such attributes unavailable after the Closing Date.

     10.3 LIMITATIONS AND OTHER INDEMNITY CLAIM MATTERS. Notwithstanding anything to the contrary in this Agreement, the following terms shall apply to any claim for monetary damages arising out of this Agreement or related to the transactions contemplated hereby:

          (a) De Minimis. No Securityholder will have any liability under
Section 10.2(a)(i) (other than with respect to any Claim arising from a breach by such Securityholder of its representations and warranties under Section 4.1 related to such Seller's title to its Shares), and the Securityholders will not have any liability under Section 10.2(b)(i) or (v), in respect of any individual Claim involving Losses to the Purchaser Indemnitees of less than $25,000 (each, a "DE MINIMIS CLAIM").

          (b) Deductible. No Securityholder will have any liability under
Section 10.2(a)(i) (other than with respect to any Claim under Section 4.1 related to such Securityholder's title to its Shares), and no Securityholder will have any liability under Section 10.2(b)(i) or (v), in respect of Losses to the Purchaser Indemnitees until the Purchaser Indemnitees have suffered Losses in excess of $1,000,000 in the aggregate arising from Claims under Section 10.2(a)(i) and Section 10.2(b)(i) or (v) that are not De Minimis Claims, and then the Securityholders shall have liability only for such Losses in excess of $1,000,000.

          (c) Cap. No Securityholder shall have liability under Section 10.2(a)(i) in excess of its percentage interest of the Escrow Funds, which percentage interest is set forth on Schedule 1 to the Escrow Agreement, except with respect to any Claim arising from a breach by such Securityholder of its representations and warranties under Section 4.1 related to such Securityholder's title to its Shares, which liability shall be limited to the portion of the Purchase Price actually received by such Securityholder pursuant to this Agreement. No Securityholder shall have liability under Sections 10.2(b)(i), (ii), (iii), (iv) or (v) or Section 10.2(c) in excess of its percentage interest of the Escrow Funds, which percentage interest is set forth on Schedule 1 to the Escrow Agreement.

          (d) Claims Period. In no event shall any Indemnitee be entitled to assert any Claim under Section 10.1(a), Section 10.2(a)(i) or Sections 10.2(b)(i), (ii), (iii), (iv) or (v) or Section 10.2(c) unless such Claim is first made on or prior to the eighteen-month anniversary of the Closing Date; provided, however, that such eighteen-month survival period shall not apply to any Claim against a particular Securityholder that arises from a breach by such Securityholder of its representation in Section 4.1 relating to its title to its Shares, which Claims may be asserted until the expiration of the statute of limitations applicable thereto.

          (e) Net Working Capital. Notwithstanding anything to the contrary in this Agreement, the Purchaser Indemnitees shall be deemed not to have suffered any Losses under Section 10.2 arising from claims based on specific types of assets and liabilities included in determining the Company's "Net Working Capital" as of the Closing. It is the Parties' intent that the procedures, including the dispute resolution procedures, set forth in Section 2.6, shall provide the sole and exclusive remedies for such claims and that Purchaser shall not have recourse pursuant to Section 10.2 for breaches of representation and warranties contained in this Agreement the subject matter of which were settled pursuant to Section 2.6. By way of illustration, the Parties confirm that the Company's accounts receivable will be a type of current asset that will be included in determining the Company's "Net Working Capital" as of the Closing and, therefore, Purchaser shall not be entitled to seek indemnification from the Securityholders pursuant to Section 10.2 for a breach of the representations and warranties in Article V with respect to accounts receivable.

          (f) Exclusive Remedy; Sole Recourse to Escrow Funds.

               (i) Notwithstanding anything to the contrary in this Agreement, except (A) as otherwise contemplated by Section 10.3(f)(ii) and (B) each Seller's several liability for any breach of Section 4.1 with respect to such Seller's title to its Shares, each Securityholder's sole and exclusive liability for monetary damages under this Agreement, and Purchaser's sole and exclusive recourse for monetary damages against any Securityholder, shall be limited to such Securityholder's percentage interest of the Escrow Funds, which percentage interest is set forth on Schedule 1 to the Escrow Agreement, while such funds remain in the Escrow Account. If the Closing occurs, the monetary remedies set forth in this Article X and the specific performance remedy referenced in Section 12.2 shall provide the sole and exclusive remedies arising from this Agreement and the transactions contemplated hereby. In the event this Agreement is terminated without the occurrence of the Closing, the sole and exclusive remedies of the Parties shall be as set forth in Section
          9.2. The Parties acknowledge and agree that the remedies available in this Section 10.3(f) supersede any other remedies available at law or in equity including rights of rescission and claims arising under applicable statutes, including pursuant to Section 27.01 of the Texas Business and Commerce Code. The Parties covenant not to sue, assert any arbitration claim or otherwise threaten any Claim other than those described in this Section 10.3(f) as being available under the particular circumstances described in this Section 10.3(f).

               (ii) Nothing in this Agreement (including Section 10.3(f)(i)) is intended by the Parties or shall be deemed or otherwise construed to limit Purchaser's ability to bring or recover monetary damages for a fraud claim under the U. S. Federal securities laws against a particular Seller based on that Seller's Knowledge of a misstatement of a material fact made by the Company through its representations and warranties contained in Article V, as qualified by the Company's disclosure schedules. The non-reliance provisions of Section 10.6 shall not be affected by this Section 10.3(f)(ii). Accordingly, the basis of any such fraud claim shall be limited to the specific statements covered by the Company's representations and warranties contained in Article V. Purchaser's sole and exclusive remedy in respect of any such fraud claim under the U.S. Federal securities laws against any particular Seller shall be for monetary damages and, with respect to such Seller, shall be capped at the portion of the Purchase Price actually received by such Seller.

     10.4 CALCULATION OF LOSSES. The amount of any Losses for which indemnification is provided under this Article X shall be calculated (a) net of any duplicative amounts recovered by any Indemnitee under insurance policies or from third Persons with respect to such Losses; (b) net of any Tax Benefit incurring to any Indemnitee on account of such Loss. If an Indemnitee receives an amount under insurance coverage or from a third party with respect to Losses that have been satisfied by a release of any of the Escrow Funds, then such Indemnitee shall promptly deposit such amount (up to the amount of the Escrow Funds released for such purpose) into the Escrow Account and such amount shall be part of the Escrow Funds thereafter; provided, however, than an Indemnitee shall not be required to deposit into the Escrow Account any released Escrow Funds to the extent such funds are released to cover the uninsured portion of any Losses otherwise indemnifiable under this Article X. The amount of any Losses for which indemnification is provided under this Article X initially shall be determined without regard to any Tax Benefit. However, to the extent that the Indemnitee recognizes a Tax Benefit with respect to any payment for Losses made hereunder, such Indemnitee shall pay to the Indemnitor the amount of such Tax Benefit (but not in excess of the indemnification payment or payments actually received from the Indemnitor with respect to such Losses) at such time or times as and to the extent that the Indemnitee actually realizes such Tax Benefit through an actual reduction in Tax paid, calculated by computing the amount of Taxes before and after inclusion of any Tax items attributable to such Losses for which indemnification was made and treating such Tax items as the last items claimed for any taxable period; provided that, if any subsequent Tax adjustments are made relating to the Indemnitee for any taxable period as a result of or in settlement of any audit or other administrative proceeding that results in any change in the amount of any Tax Benefit to the Indemnitee, appropriate payments will be made between the Indemnitor and the Indemnitee to properly reflect such adjustment amount.

     10.5 CLAIM PROCEDURES.

     (a) Each Indemnitee agrees that promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Article X, such Indemnitee must assert its claim for indemnification under this Article X (each, a "CLAIM") by providing a written notice (a "CLAIM NOTICE") to the Person allegedly required to provide indemnification protection under this Article X (each, an "INDEMNITOR") specifying, in reasonable detail, the nature and basis for such Claim (e.g., the underlying representation, warranty or covenant alleged to have been breached). Notwithstanding the foregoing, an Indemnitee's failure to send or delay in sending a third party Claim Notice will not relieve the Indemnitor from liability hereunder with respect to such Claim except to the extent the Indemnitor is prejudiced by such failure or delay.

     (b) In the event of the assertion of any third party Claim for which, by the terms hereof, an Indemnitor is obligated to indemnify an Indemnitee, the Indemnitor will have the right, at such Indemnitor's expense, to assume the defense of same including the appointment and selection of counsel on behalf of the Indemnitee so long as such counsel is reasonably acceptable to the Indemnitee. If the Indemnitor elects to assume the defense of any such third party Claim, it shall within 30 days notify the Indemnitee in writing of its intent to do so. Subject to Section 10.5(c), the Indemnitor will have the right to settle or compromise or take any corrective or remediation action with respect to any such Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor. The Indemnitee will be entitled, at its own cost, to participate with the Indemnitor in the defense of any such Claim. If the Indemnitor assumes the defense of any such third-party Claim but fails to diligently prosecute such Claim, or if the Indemnitor does not assume the defense of any such Claim, the Indemnitee may assume control of such defense and in the event it is finally determined by a court of competent jurisdiction that the Claim was a matter for which the Indemnitor is required to provide indemnification under the terms of this Article X, the Indemnitor will bear the reasonable costs and expenses of such defense (including fees and expenses of counsel).

     (c) Notwithstanding anything to the contrary in this Agreement, the Indemnitor will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that subjects the Indemnitee to any criminal liability, requires an admission of guilt or wrongdoing on the part of the Indemnitee or imposes any continuing obligation on or requires any payment from the Indemnitee without the Indemnitee's prior written consent.

     10.6 NO RELIANCE.

          (a) Limited Representations and Warranties. THE REPRESENTATIONS AND WARRANTIES OF EACH SELLER CONTAINED IN ARTICLE IV AND THE COMPANY CONTAINED IN
ARTICLE V CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY, AS APPLICABLE, TO PURCHASER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. THE REPRESENTATIONS AND WARRANTIES OF PURCHASER CONTAINED IN ARTICLE VI CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF PURCHASER TO THE COMPANY AND THE SECURITYHOLDERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE SCHEDULES HERETO), NONE OF SELLERS, THE COMPANY, PURCHASER OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTIES OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION TO, OR ANY SUCH PERSON'S RELIANCE

ON, ANY INFORMATION, DOCUMENTS OR OTHER MATERIAL MADE AVAILABLE TO PURCHASER IN ANY DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE SCHEDULES HERETO), EACH PARTY HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES). PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED, INCLUDING FOR PURPOSES OF SECTION 27.01 OF THE TEXAS BUSINESS AND COMMERCE CODE, ON ANY REPRESENTATIONS AND WARRANTIES OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT IN MAKING ITS INVESTMENT DECISION WITH RESPECT TO THE SHARES.

          (b) Covenant Not to Sue. Neither Purchaser nor any of its Affiliates (including any Purchaser Indemnitee) shall assert or threaten, and Purchaser hereby waives and shall cause such Affiliates to waive, any claim or other method of recovery, in contract, in tort or under applicable Legal Requirements, including Section 27.01 of the Texas Business and Commerce Code, against any Person that is not a party hereto (or a successor to a party hereto) relating to the transactions contemplated by this Agreement or the distribution of the Purchase Price or the Escrow Funds.

          (c) Waiver of Consequential Damages, Etc. In no event shall any Party be liable for (and the term "Losses" shall exclude) any consequential (including lost profits), punitive or exemplary damages alleged to have resulted from a breach by any Party of any provision of this Agreement or the other Transaction Documents or related hereto or thereto, and in no event shall an arbitrator be able to award such damages unless, and solely to the extent that, a Party hereto becomes obligated to pay such damages to a third party.

     10.7 DISPUTE RESOLUTION. Any controversy, dispute or claim arising out of or relating to this Agreement or the Transaction Documents, including but not limited to a claim based on or arising from an alleged tort or the performance, enforcement, breach, termination, statute of limitations applicable, scope or validity thereof ("DISPUTE") for which application for immediate injunctive relief shall be available, shall be submitted first to mediation to be conducted in New York, New York and administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules before resorting to arbitration.

          (a) If the Dispute is not resolved within 30 days after the request for mediation, any unresolved Dispute shall be settled by binding arbitration. The arbitration shall be conducted in New York, New York before a single arbitrator being a retired judge of the state or federal courts located in the State of New York. If the Parties are unable to agree on selection of an arbitrator, shall be selected under the expedited rules of the AAA. The rules of the AAA shall apply to the extent not inconsistent with the rules herein specified. Either Seller Representative on behalf of Sellers or Purchaser may initiate arbitration by written notice to the other party and the arbitration will be conducted according to the following: (i) not later than seven (7) days prior to the hearing date set by the arbitrator, each party shall submit a brief with a single proposal for settlement, (ii) the hearing will be conducted on a confidential basis without continuance or adjournment, (iii) the arbitrator will be limited to selecting only one of the two proposals submitted by the parties, and (iv) evidence concerning the financial position or organizational makeup of the parties, any offer made or the details of any negotiation prior to arbitration shall not be permissible. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The award shall be in writing, shall be signed by the arbitrator and shall include findings of fact and a statement of the reasons for the award with a breakdown as to specific claims. If at any time the Parties resolve their Dispute, then, notwithstanding the provisions of this Section 10.7, the arbitration procedures will promptly be discontinued. Such resolution will be final and binding on the Parties.

          (b) Any party may, without waiving any remedy of arbitration, seek from a court or agency having jurisdiction, any interim, equitable or provisional relief to protect the property or rights of that party pending the arbitrator's determination of the merits of the Dispute, but without award of attorneys' fees, costs and expenses as set forth in Section 10.7(d).

          (c) The arbitration award shall be made within three months of the filing of the notice of intention to arbitrate, and the arbitrator shall agree to comply with this schedule before accepting appointment.

          (d) The costs and expenses of the arbitrator shall be borne proportionately by the Parties based on the resolution of the Dispute by the arbitrator. Such proportionate sharing of expenses will be determined based on the arbitrator's final resolution of the Dispute.

          (e) Except as may be required by law, neither the Parties nor the arbitrator shall disclose the existence, content or results of any arbitration without the prior written consent of the other Parties.

                                   ARTICLE XI
                                   [RESERVED.]

                                   ARTICLE XII
                                     GENERAL

     12.1 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.

          (a) Except for documents and agreements executed pursuant hereto, and except for the provisions of the Confidentiality Agreement, this Agreement supersedes all prior oral discussions and written agreements among the Parties with respect to the subject matter of this Agreement (including the Memorandum of Understanding dated February 16, 2006 and any other term sheet or similar agreement or document relating to the transactions contemplated hereby). Except for the Confidentiality Agreement, this Agreement, including the exhibits and schedules hereto and other documents delivered in connection herewith, contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof. The Confidentiality Agreement shall terminate and be of no further force or effect in the event that the Closing occurs.

          (b) All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns (and in the case of indemnities to the benefit of all persons indemnified). Nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person not a Party any rights or remedies under or by reason of this Agreement, except for the indemnified parties expressly identified in this Agreement.

          (c) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by (i) the Company or any Seller without the prior written consent of Purchaser or (ii) Purchaser without the prior written consent of the Seller Representative; provided, however, that Purchaser may, upon written notice to the Seller Representative, assign in whole its right, title and interest under this Agreement to North America Capital Holding Company, but such assignment shall not release Purchaser from its obligations hereunder.

     12.2 SPECIFIC PERFORMANCE. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

     12.3 AMENDMENTS. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Purchaser and Seller Representative or, in the case of a waiver, by or on behalf of Purchaser (if Purchaser is waiving compliance) or Seller Representative (if any Seller is waiving compliance). The failure of any Party at any time or times to require performance of any provisions hereof will in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

     12.4 NOTICES. Unless otherwise provided herein, all notices, requests, consents, approvals, demands and other communications to be given hereunder (collectively, "NOTICES") will be in writing and will be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand,

(c) actual receipt or (d) the expiration of four Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice):

     If to Purchaser, to:

          Macquarie FBO Holdings LLC
          125 West 55th Street, 22nd Floor
          New York, New York 10014
          Attention: Peter Stokes
          Telephone: (212) 231-1000
          Facsimile: (212) 231-1717

          with a copy to:

          Pillsbury Winthrop Shaw Pittman LLP
          1650 Tysons Blvd.
          Suite 1400
          McLean, Virginia 22102
          Attention: Craig E. Chason, Esq.
                     David J. Charles, Esq.
          Telephone: (703) 770-7900
          Facsimile: (703) 770-7901

     If to any Securityholder at any time, or the Company prior to the Closing, c/o Seller Representative, to:

          The CapStreet Group, LLC
          600 Travis, Suite 6110
          Houston, Texas 77002
          Attention: Gregory L. Elliott
          Facsimile: (713) 332-2701
     with a copy to:

          Vinson & Elkins L.L.P.
          2300 First City Tower
          1001 Fannin Street
          Houston, Texas 77002-6760
          Attention: Bruce C. Herzog, Esq.
          Facsimile: (713) 615-5946

Any notice given or received by the Seller Representative hereunder shall be promptly transmitted to the Sellers.

     12.5 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WHICH CHOICE HAS BEEN SELECTED TAKING INTO ACCOUNT THE NEXUS REQUIREMENTS OF NEW YORK CONFLICT OF LAW PRINCIPLES).

     12.6 DISCLOSURE SCHEDULES. The inclusion of any information (including dollar amounts) in any section of the Company's disclosure schedules shall not be deemed to be an admission or acknowledgment by the Company that such information is required to be listed on such section of the Company's disclosure schedules or is material to or outside the ordinary course of the business of the Company or the Subsidiaries, as applicable. The information contained in this Agreement, the Exhibits hereto and the Company's disclosure schedules is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party hereto to any third party of any matter whatsoever (including, any violation of a Legal Requirement or breach of contract). The Company shall notify Purchaser of any changes, additions, or events which cause any material change in or addition to the Company's disclosure schedules promptly after the Company becomes aware of the same by delivery of appropriate updates to all such schedules to Purchaser. No notification of a change or addition to a disclosure schedule made pursuant to this Section 12.6 shall be deemed to cure any breach of any representation or warranty resulting from such change or addition for purposes of the conditions set forth in Section 8.1(b) or for purposes of the Purchaser Indemnitees' indemnification rights under Article X.

     12.7 SEVERABILITY. In the event any of the provisions hereof are held to be invalid or unenforceable under applicable Legal Requirements, the remaining provisions hereof will not be affected thereby. In such event, the Parties hereto agree and consent that such provisions and this Agreement will be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.

     12.8 SELLER REPRESENTATIVE.

          (a) The CapStreet Group, LLC is hereby appointed by each Seller (and their successors and assigns) as agent and attorney-in-fact (the "SELLER REPRESENTATIVE") for each Seller, for and on behalf of such Sellers, (i) to enter into and perform the Escrow Agreement, to authorize delivery to the Purchaser Indemnitees of cash from the Escrow Funds in satisfaction of claims by the Purchaser Indemnitees, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the reasonable judgment of the Seller Representative for the accomplishment of the foregoing, (ii) to take any other action expressly delegated to the Seller Representative under the other terms of this Agreement and (iii) with the consent of Sellers who owned greater than 86% of the Shares, to execute any amendment, waiver or consent of this Agreement, the Escrow Agreement or the parent guaranty. Sellers hereby agree that the Reimbursement Fund shall be set aside and paid to the Seller Representative to cover administrative and other expenses of the Seller Representative associated with the performance of its obligations under this Section 12.8.

          (b) The Seller Representative shall not be liable for any act done or omitted hereunder as the Seller Representative while acting in good faith and in the exercise of reasonable judgment. Sellers shall severally indemnify the Seller Representative and hold the Seller Representative harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Seller Representative and arising out of or in connection with the acceptance or administration of the Seller Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. Any party dealing with the Seller Representative is entitled to rely on the actions taken by, and consents and approvals given by, the Seller Representative without the need to investigate whether the Seller Representative has obtained the requisite consent described in Section 12.8(a)(iii). A Party shall be entitled to rely on the Seller Representative's actions, consents and approvals notwithstanding any knowledge of the relying Person. No Person shall have any liability for relying on the Seller Representative in the foregoing manner.

          (c) Concurrent with the execution hereof, each Seller has delivered to the Seller Representative certificates representing such Seller's Shares along with stock powers executed in blank authorizing the Seller Representative to transfer such Shares to Purchaser at the Closing solely as all of Sellers' conditions to Closing are satisfied. Each Seller hereby authorizes the Seller Representative to deliver such certificates to Purchaser in connection with the Closing of the transactions contemplated by this Agreement in exchange for the contemporaneous payment of the portion of the Purchase Price to which such Seller is entitled pursuant to the terms hereof.

     12.9 TRANSACTION COSTS AND EXPENSES. Sellers, on the one hand, and Purchaser, on the other hand, will bear all of their own costs, fees and expenses, if any, incurred by or on its behalf in connection with this Agreement, the other Transaction Documents and the purchase and sale of the Shares. Sellers will ensure that none of the costs, fees and expenses for which they are responsible will be charged to the Company except the Seller Transaction Expenses.

     12.10 WAIVER. Solely for the purposes of the transactions contemplated hereby, the Company and each Seller hereby waives any right of first offer, right of first refusal, tag-along, drag-along, preemptive right, buy-sell right or similar right that would interfere with the consummation of the transactions described herein, including all such rights arising under the Investors Agreement.

     12.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will constitute on agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

                                        THE COMPANY:

                                        TRAJEN HOLDINGS, INC.


                                        By: /s/ Daniel Bucaro
                                            ------------------------------------
                                        Name: Daniel Bucaro
                                        Title: Authorized Signatory

                                 SIGNATURE PAGE

                                        SELLERS:

                                        CAPSTREET II, L.P.

                                        By: CapStreet GP II, L.P.
                                            its general partner

                                        By: The CapStreet Group, LLC
                                            its general partner


                                        By: /s/ Katherine L. Kohlmeyer
                                            ------------------------------------
                                        Name: Katherine L. Kohlmeyer
                                        Title: Chief Financial Officer


                                        CAPSTREET PARALLEL, L.P.

                                        By: The CapStreet Group, LLC,
                                            its general partner


                                        By: /s/ Katherine L. Kohlmeyer
                                            ------------------------------------
                                        Name: Katherine L. Kohlmeyer
                                        Title: Chief Financial Officer


                                        CAPSTREET CO-INVESTMENT II, L.P.

                                        By: The CapStreet Group, LLC,
                                            its general partner


                                        By: /s/ Katherine L. Kohlmeyer
                                            ------------------------------------
                                        Name: Katherine L. Kohlmeyer
                                        Title: Chief Financial Officer

                                 SIGNATURE PAGE

                                        MADISON CAPITAL FUNDING LLC


                                        By: /s/ Craig H. Lacy
                                            ------------------------------------
                                        Name: Craig H. Lacy
                                        Title: Authorized Signatory

                                 SIGNATURE PAGE

                                        NEW YORK LIFE CAPITAL PARTNERS II, L.P.

                                        By: NYLCAP Manager, LLC,
                                            its investment manager


                                        By: /s/ James M. Barker, V
                                            ------------------------------------
                                        Name: James M. Barker, V
                                        Title: Executive Vice president

                                 SIGNATURE PAGE

                                        GULFSTAR MERCHANT BANKING, LTD.

                                        By: GulfStar Group GP, LLC,
                                            its general partner


                                        By: /s/ G. Kent Kahge
                                            ------------------------------------
                                        Name: G. Kent Kahge
                                        Title: Executive Vice President

                                 SIGNATURE PAGE

                                        FITZSEA, LLC


                                        By: /s/ RW Fitzgerald
                                            ------------------------------------
                                        Name: RW Fitzgerald
                                        Title: General Partner


                                        /s/ Daniel T. Bucaro
                                        ----------------------------------------
                                        DANIEL T. BUCARO


                                        /s/ Eugene Cernan
                                        ----------------------------------------
                                        EUGENE CERNAN


                                        /s/ Curtis Mackey
                                        ----------------------------------------
                                        CURTIS MACKEY


                                        /s/ David Barnes
                                        ----------------------------------------
                                        DAVID BARNES


                                        /s/ Donald Prescott
                                        ----------------------------------------
                                        DONALD PRESCOTT


                                        /s/ Ted Hamilton
                                        ----------------------------------------
                                        TED HAMILTON


                                        /s/ Frank Fisher
                                        ----------------------------------------
                                        FRANK FISHER


                                        /s/ Tom Rowe
                                        ----------------------------------------
                                        TOM ROWE


                                        /s/ Mike Simmang
                                        ----------------------------------------
                                        MIKE SIMMANG


                                        /s/ Dwight Randolph
                                        ----------------------------------------
                                        DWIGHT RANDOLPH

                                 SIGNATURE PAGE

                                        PURCHASER:

                                        MACQUARIE FBO HOLDINGS LLC


                                        By: /s/ Peter Stokes
                                            ------------------------------------
                                        Name: Peter Stokes
                                        Title: Chief Executive Officer

                                 SIGNATURE PAGE

                                    EXHIBIT A

                                   DEFINITIONS

     "ACQUISITION TRANSACTION FEES" means all third-party fees and expenses incurred and paid by the Company or any Subsidiary prior to the Closing in connection with the investigation, negotiation and documentation of any Additional Acquisition; provided, (a) such Acquisition Transaction Fees shall be capped at $250,000 per transaction and (b) such Acquisition Transaction Fees shall not include any payments made to or on behalf of the owners of the FBOs that are the target of any such acquisition.

     "ADDITIONAL ACQUISITION LETTERS" means the letters of intent attached hereto as Exhibit H.

     "ADDITIONAL ACQUISITION PURCHASE AGREEMENT" refers to each definitive agreement pursuant to which the Company or one of the Subsidiaries has the right to consummate an Additional Acquisition.

     "ADDITIONAL ACQUISITIONS" means any acquisition (other than the Initial Acquisitions and the Project C Acquisition) by the Company, by any Subsidiary or by any Purchaser Related Party, in each case, which acquisition (a) is described by one of the Additional Acquisition Letters and (b) is consummated by any Purchaser Related Entity on or before the second anniversary of the Closing Date.

     "ADDITIONAL ACQUISITIONS INCREMENTAL AMOUNT" means, with respect to each Additional Acquisition consummated by the Company or any Subsidiary prior to the Closing Date, the excess of (a) 8.0 multiplied by the Projected Adjusted EBITDA for such Additional Acquisition over (b) (i) the aggregate purchase price paid by the Company, any Subsidiary or any Purchaser Related Party to consummate such Additional Acquisition (including any deferred purchase price, earn-out payments and payments pursuant to seller financing arrangements), plus (ii) the amount of any debt assumed and additional required capital investments.

     "ADDITIONAL ACQUISITIONS PURCHASE PRICE" means the aggregate purchase price paid by the Company or any Subsidiary at or prior to the Closing Date to consummate the Additional Acquisitions or any of them.

     "ADJUSTMENT AMOUNT" means an amount equal to the difference between the Final Working Capital Amount and the Base Net Working Capital, which may be a positive or negative number.

     "AFFILIATE" means with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term "control," including the correlative terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

                                    EXHIBIT A

     "APPROVED CAPITAL EXPENDITURE AMOUNT" means the capital expenditures listed on Schedule A-1 and all other capital expenditures incurred and paid by the Company or any Subsidiary after the date hereof for projects approved of by Purchaser in writing other than capital expenditures required (a) for routine maintenance or repairs of damages sustained between the date hereof and the Closing or (b) to complete the Facilities.

     "AUDITED EBITDA" means operating income plus depreciation expense.

     "BENEFIT PLANS" means any "employee benefit plan", within the meaning of
Section 3(3) of ERISA, and any bonus, deferred compensation, incentive compensation, stock and stock-based plan, program or arrangement.

     "BORROWED MONEY DEBT" means all indebtedness for borrowed money and any guaranties of indebtedness for borrowed money. For purposes of clarification, the El Paso Earn-Out does not constitute Borrowed Money Debt.

     "BUSINESS" means the business of the Company and the Subsidiaries conducted over the 12 months prior to the Execution Date and as of the date hereof; provided, the term "Business" shall not include the business relating to the Non-FBO Assets.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in Texas or New York City are authorized or required by law to be closed.

     "CHARTER DOCUMENTS" means, with respect to any Person, the certificate of incorporation, articles of incorporation or association and by-laws, the limited liability company agreement, or limited partnership agreement or other agreement or agreements that establish the legal personality of such Person, in each case as amended to date.

     "COBRA" means Section 4980B of the Code, Part 6 of Title I of ERISA, similar provisions of state law and applicable regulations relating to any of the foregoing.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

     "COMMON SHARE EQUIVALENT CONSIDERATION" means an amount equal to the quotient (rounded to the second decimal place) of (a) the sum of (i) the portion of the Purchase Price remaining after making the payments described in Sections 2.4(b)(i)(A), (B), (C), (D), (E) and (F), plus (ii) the aggregate exercise price of all Options and Warrants and the aggregate amount outstanding as of the Closing Date under the Management Promissory Notes divided by (b) the number of Common Share Equivalents outstanding immediately prior to the Closing.

     "COMMON SHARE EQUIVALENTS" means all of the Common Shares, all Common Shares issuable upon conversion of the Series B Preferred Shares and the Series C Preferred Shares and all Common Shares issuable upon exercise of the Options and the Warrants.

     "CONFIDENTIAL INFORMATION" means any information relating to the Business; provided, "Confidential Information" shall not include any information that (a) was, at the time of

                                    EXHIBIT A
disclosure, in the public domain, (b) is published or otherwise becomes part of the public domain through no fault of the disclosing Person, its employees or its representatives, (c) was already known by, or in the possession of, a Person at the time of disclosure, provided that such Person received the information in a lawful manner, (d) was received from a third party who had a lawful right to disclose such information or (e) was independently developed by a Person without reference to Confidential Information.

     "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated December 16, 2005, between the Company. and Macquarie Securities (USA) Inc. as amended from time to time.

     "CONTRACT" means any contract, commitment, lease, license, mortgage, bond, note or other instrument evidencing indebtedness, or other legally binding agreement, and all amendments thereof, but excluding any Permits.

     "DOD & IT EMPLOYEES" means the employees of the Company or the Subsidiaries listed on Schedule A-2.

     "EL PASO EARN-OUT" means the contract renewal payments, if any, due under
Section 2.2 of that certain Asset Purchase Agreement between Trajen Flight Support, LP, Superior Aviation Fuel Enterprises, LLC and Superior Aviation-SLT, LLC, dated February 24, 2005.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

     "ENVIRONMENTAL LAWS" means all applicable U.S. federal, state, local and other Legal Requirements (and administrative or judicial interpretations by any Governmental Entity having the force and effect of Legal Requirements) relating to pollution or the protection of human health and safety from the effects of pollution or the environment (which includes its ambient air, surface water, ground water, land surface and subsurface strata), including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et. seq. ("CERCLA"), Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, arrangement for transport, arrangement for disposal, transport, reporting or handling of Hazardous Substances, but not including zoning and land use laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" " means each Person that is or was required to be treated as a single employer with the Company under Section 414 of the Code or Section 4001(b)(1) of ERISA.

     "ESCROW AGENT" means JP Morgan Chase Bank.

                                    EXHIBIT A

     "FACILITY COMPLETION COSTS" means the costs and expenses required as of the Closing Date to complete the Facilities.

     "FACILITIES" means the Company's currently planned new hangar facilities to be located at its FBOs in Austin, Texas, El Paso, Texas (inclusive of the new terminal facility) and Oklahoma City, Oklahoma and a 40,000 gallon fuel farm at its FBO in El Paso, Texas.

     "FBO" means fixed base operations.

     "FBO BUSINESSES" means FBO businesses and fueling, line service, maintenance and charter businesses.

     "FBO LEASE" means each Contract that involves the lease or sublease by the Company or any Subsidiary of real property to conduct fixed base operations and ancillary activities.

     "GAAP" means generally accepted accounting principles in the United States as promulgated by the Financial Accounting Standards Board, or its predecessors or successors, as of the date of the statement to which such term refers.

     "GOVERNMENTAL ENTITY" means any court, governmental department, commission, council, board, agency, bureau or other instrumentality of the United States of America, any foreign jurisdiction, or any state, provincial, county, municipality or local governmental unit thereof, including any Taxing Authority.

     "HAZARDOUS MATERIALS" means any substance, pollutant, contaminant, or waste, or any constituent of any such substance, pollutant, contaminant or waste, the use, handling, presence, release or disposal of which is in any way regulated by or pursuant to any applicable Environmental Law.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INITIAL ACQUISITION PURCHASE AGREEMENTS" refers to the Project A Purchase Agreement and the Project B Purchase Agreement.

     "INITIAL ACQUISITIONS" means the Project A Acquisition, the Project B Acquisition.

     "INVESTORS AGREEMENT" means that certain Investors Agreement among the Company and Sellers, dated as of February 23, 2005, as amended to date.

     "KNOWLEDGE" means (a) as it applies to the representations and warranties made by the Company in Article V, the actual knowledge, after due inquiry, of Daniel Bucaro and David Barnes and (b) as it applies to any particular Seller for purposes of Article X, the actual knowledge of such Seller without any duty to investigate or conduct independent inquiry provided that the Knowledge of any particular Seller shall not be imputed to another Seller.

                                    EXHIBIT A

     "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, hearings, inquiries, investigations or other proceedings (public or private) before any Governmental Entity.

     "LEGAL REQUIREMENT" means all applicable laws (including Environmental
Laws), statutes, rules, regulations, codes, ordinances, Permits, bylaws, variances, policies, judgments, injunctions, orders, guidelines, conditions and licenses of a Governmental Entity having jurisdiction over the assets or the properties of any Party and the operations thereof.

     "LIEN" means any lien, claim, restriction, charge, mortgage, pledge, condemnation award, expropriation award, encumbrance, hypothecation, lease, sublease, preferential purchase right, option, conditional sales contract, security interest or encumbrance of any nature whatsoever.

     "MANAGEMENT PROMISSORY NOTES" means the promissory notes listed on Schedule 1 issued by the management Sellers to the Company in connection with such management Sellers purchase of Series C Preferred Shares.

     "MATERIAL ADVERSE EFFECT" means any circumstance involving a change in or effect on the Business (a) that is, or is reasonably likely in the future to be, individually or in the aggregate, materially adverse to the business operations, earnings, results of operations, assets or liabilities or the financial condition of the Company and the Subsidiaries, taken as a whole, other than changes or effects that are generally applicable in the United States economy or the United States securities markets (provided that such events, effects or changes do not effect the Business in a disproportionate manner), or (b) that is reasonably likely to prevent or materially delay or impair the ability of the applicable Party to consummate the transactions contemplated by this Agreement.

     "MIC" means Macquarie Infrastructure Company, LLC, an Affiliate of
Purchaser.

     "NON-FBO ASSETS" means the capital stock, membership interests, partnership interests or other equity interests in each of Trajen Fuels LLC, Trajen Acquisition, Inc., Trajen Systems LP, Trajen, Inc. (following the distribution of certain FBO assets as contemplated by Section 7.5), the non-FBO contracts, assets and operations described on Schedule A-3 and the Rejected Opportunities.

     "OPTION" means each option to acquire Common Shares granted to employees or directors of the Company, which options are listed on Schedule 1; provided, the Warrants do not constitute Options.

     "OPTIONHOLDER" means any Person to whom the Company has issued Options, which Persons are listed on Schedule 1 under the caption "Optionholders."

     "PERMITS" means all of the permits, licenses, variances, exemptions, orders, franchises, certificates and approvals of all Governmental Entities necessary to conduct the Business in compliance with all Legal Requirements.

                                    EXHIBIT A

     "PERMITTED LIENS" means (i) statutory Liens for current Taxes or assessments, or other similar governmental charges, not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (iii) zoning, entitlement and other land use or environmental regulations by any Governmental Entity that have not been materially violated; (iv) Liens that represent purchase money security interests for personal property purchased in the ordinary course of business; (v) Liens created by or arising out of the express terms of any Real Property Lease, (vi) Liens securing the Borrowed Money Debt to be repaid at Closing and (vii) such other Liens that would not, individually or in the aggregate, reasonably be expected materially and adversely to affect the value, marketability or continued use (consistent with the historical use thereof) of the assets subject thereto.

     "PERSON" means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

     "POST-CLOSING ADDITIONAL ACQUISITION INCREMENTAL AMOUNT" means, with respect to each Additional Acquisition consummated after the Closing Date by the Company or any other Purchaser Related Party the excess of (a) 8.0 multiplied by the Projected Adjusted EBITDA for such Additional Acquisition over (b) (i) the aggregate purchase price paid by the Company or any other Purchaser Related Party to consummate such acquisition (including any deferred purchase price, earn-out payments and payments pursuant to seller financing arrangements) plus
(ii) the amount of any debt assumed and/or additional required capital investments.

     "PROHIBITED TRANSACTION" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

     "PROJECT A ACQUISITION" means the acquisition by the Company or any Subsidiary of the FBO business at the Chicago/Palwaukee Airport in Wheeling, Illinois.

     "PROJECT A PURCHASE AGREEMENT" means the Purchase and Sale Agreement between Trajen Flight Support, LP, North American Jet Holdings L.L.C., North American Jet, LLC, North American Jet Charter Group, LLC, North American Jet Maintenance L.L.C. and the other signatories thereto, dated March 22, 2006, relating to the Project A Acquisition.

     "PROJECT B ACQUISITION" means the acquisition by the Company or any Subsidiary of the FBO business identified as "Project B" on substantially the same terms as those described to Purchaser by the Company in the "Project B" correspondence between the Company and Purchaser prior to the date hereof.

     "PROJECT B PURCHASE AGREEMENT" means the definitive purchase agreement relating to the Project B Acquisition.

                                    EXHIBIT A

     "PROJECT C ACQUISITION" means the acquisition by the Company or any Subsidiary of the FBO business identified as "Project C" on substantially the same terms as those described to Purchaser by the Company in the "Project C" correspondence between the Company and Purchaser prior to the date hereof.

     "PROJECT C ACQUISITION PURCHASE PRICE" means the aggregate purchase price paid by the Company or any Subsidiary prior to the Closing to consummate the Project C Acquisition.

     "PROJECT C PURCHASE AGREEMENT" means the definitive purchase agreement relating to the Project C Acquisition.

     "PROJECTED ADJUSTED EBITDA" means, with respect to any Additional Acquisition, the Site EBITDA reasonably expected to be generated from the FBO operations that are the subject of such Acquisition over the twelve month period following the Company's, any Subsidiary's or any Purchaser Related Party's acquisition thereof taking into account (i) the Site EBITDA attributable to such FBO operations for the twelve month period immediately preceding the Company's, any Subsidiary's or any Purchaser Related Party's acquisition thereof, (ii) the increased revenues reasonably likely to be realized by the increased fuel prices Purchaser is reasonably likely to be able to charge customers at such FBO during the twelve month period following the Company's, any Subsidiary's or any Purchaser Related Party's acquisition thereof and (iii) the reduced expenses reasonably likely to be realized by sourcing fuel at Purchaser's (or its Affiliate's) cost and (iv) the elimination of personnel consistent with the Company's past practices.

     "PURCHASER RELATED PARTY" means Purchaser, any Affiliate of Purchaser and any other Person in which Purchaser or any Affiliate thereof has a direct or indirect financial interest.

     "REJECTED OPPORTUNITY" means any acquisition that would be an Additional Acquisition if Purchaser is required to approve the terms thereof but which is not approved by Purchaser at or before the Closing.

     "RELEASE" means, with respect to any Hazardous Material, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.

     "RESPONSIBLE OFFICER" means with respect to any Person, any vice-president or more senior officer of such Person.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITYHOLDERS" means the holders of the Shares, Options and Warrants.

     "SELLER TRANSACTION EXPENSES" means all unpaid fees and expenses incurred by or charged to the Company or any of its Subsidiaries for services provided through the Closing Date in connection with the purchase and sale of the Shares pursuant to this Agreement,

                                    EXHIBIT A
including legal fees and related expenses, investment banking fees and related expenses, if any, and accounting fees and related expenses.

     "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Rights and Preferences of the Company governing certain terms affecting the Series A Preferred Shares.

     "SERIES A PREFERRED SHAREHOLDER" means each record holder of Series A Preferred Shares, which holders are listed on Schedule 1 under the caption "Series A Preferred Shareholders.

     "SITE EBITDA" means, with respect to any FBO operation, (a) the revenues of such operation minus (b) the site specific operating expenses arising from such operation, in each case, determined in accordance with GAAP, but, in each case, excluding any (i) interest expense (including amortization of debt issuance costs) and interest revenue for such period, (ii) taxes based on income or profit for such period, (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash write-offs or write-downs of depreciable or amortizable items for such period, and (iv) non-recurring costs or expenses associated with acquisitions or operations.

     "SUBSIDIARY" means any corporation, partnership, limited liability company or other legal entity of which the Company (either alone or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the Company controls the management; provided, "SUBSIDIARY" shall include Ascend Development HWD, LLC, Ascend Development HWD II, LLC, but exclude any Person that is a Non-FBO Asset.

     "TAX" or "TAXES" means (i) any taxes and similar assessments imposed by any Taxing Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, sales, use, real property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, actual or estimated, or other similar charge, including any interest, penalty, or addition thereto, whether disputed or not,
(ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto); and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

     "TAX BENEFIT" means the reduction in the amount of Taxes that otherwise would have been paid by any Indemnitee as result of incurring any Losses.

                                    EXHIBIT A

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TAXING AUTHORITY" means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

     "TERMINATION DATE" means September 1, 2006, unless the Company extends on one or more occasions the estoppel period contemplated by Section 7.2, in which case such termination date will be extended to the first day following the end of the last such extension period.

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Escrow Agreement and all of the certificates, instruments and agreements required to be delivered by the Parties at the Closing.

     "WARRANT" means each warrant to acquire Common Shares, which warrants are listed on Schedule 1.

     "WARRANTHOLDER" means any Person to whom the Company has issued Warrants, which persons are listed on Schedule 1 under the caption "WARRANTHOLDERS."

     "WIND-DOWN COSTS" means an amount to be determined prior to the Closing by the Seller Representative to include $600,000 of retention payments and to otherwise cover change-of-control costs and any costs, fees and expenses determined by the Seller Representative to be necessary or prudent to manage and wind-down the Non-FBO Assets.

                                    EXHIBIT A